                                                                EXHIBIT 10.49





                                    CREDIT AGREEMENT dated as of November 20,
                           1996, among WINGATE FINANCIAL, LLC, a Delaware limited liability company (the "Borrower"), the Lenders (as defined in Article I), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, WESTDEUTSCHE LANDESBANK GIROZENTRALE as collateral agent for the Lenders, THE BANK OF NOVA SCOTIA, as documentation agent for the Lenders, and BANKERS TRUST COMPANY, as syndication agent for the Lenders.



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                               TABLE OF CONTENTS

                                                                          Page

         ARTICLE I.  DEFINITIONS...........................................  1
                  SECTION 1.01.  Defined Terms.............................  1
                  SECTION 1.02.  Terms Generally........................... 21

         ARTICLE II.  THE CREDITS.......................................... 21
                  SECTION 2.01.  Commitments............................... 21
                  SECTION 2.02.  Advances; Borrowings...................... 22
                  SECTION 2.03.  Borrowing Procedure....................... 24
                  SECTION 2.04.  Evidence of Debt; Repayment of Loans...... 24
                  SECTION 2.05.  Fees...................................... 25
                  SECTION 2.06.  Interest on the Loan...................... 26
                  SECTION 2.07.  Default Interest; Late Payment Charge..... 26
                  SECTION 2.08.  Mandatory Repayments of Principal......... 26
                  SECTION 2.09.  Termination and Reduction of
                  Commitments.............................................. 28
                  SECTION 2.10.  Optional Prepayment....................... 28
                  SECTION 2.11.  Reserve Requirements; Change in
                  Circumstances............................................ 29
                  SECTION 2.12.  Indemnity................................. 30
                  SECTION 2.13.  Pro Rata Treatment........................ 31
                  SECTION 2.14.  Sharing of Setoffs........................ 31
                  SECTION 2.15.  Payments.................................. 32
                  SECTION 2.16.  Taxes..................................... 32
                  SECTION 2.17.  Assignment of Commitments Under Certain
                  Circumstances; Duty to Mitigate.......................... 35

         ARTICLE III.  REPRESENTATIONS AND WARRANTIES...................... 37
                  SECTION 3.01.  Organization; Powers...................... 37
                  SECTION 3.02.  Authorization............................. 37
                  SECTION 3.03.  Enforceability............................ 38
                  SECTION 3.04.  Governmental Approvals.................... 38
                  SECTION 3.05.  Financial Statements...................... 38
                  SECTION 3.06.  No Material Adverse Change................ 38
                  SECTION 3.07.  Litigation; Compliance with Laws.......... 38
                  SECTION 3.08.  Agreements................................ 38
                  SECTION 3.09.  Federal Reserve Regulations............... 39
                  SECTION 3.10.  Investment Company Act; Public Utility
                  Holding Company Act...................................... 39
                  SECTION 3.11.  Use of Proceeds........................... 39
                  SECTION 3.12.  No Material Misstatements................. 39
                  SECTION 3.13.  Employee Benefit Plans.................... 39
                  SECTION 3.14.  Security Documents........................ 40
                  SECTION 3.15.  Solvency.................................. 40

         ARTICLE IV.  CONDITIONS OF LENDING................................ 41
                  SECTION 4.01.  All Borrowings............................ 41
                  SECTION 4.02.  First Borrowing........................... 42
                  SECTION 4.03.  Initial Borrowings with Respect to
                  Approved Franchisee Loans................................ 46

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                  SECTION 4.04.  Plan and Cost Review Items; Independent
                  Construction   Loan Monitor.............................53
                  SECTION 4.05.  Appraisals...............................55
                  SECTION 4.06.  Servicer Fees............................55
                  SECTION 4.07.  Waiver of Defenses.......................55
                  SECTION 4.08.  General Provisions Regarding Approved
                                 Franchisee Loans.........................55
                  SECTION 4.09.  General Provisions Regarding the
                  Servicer................................................56

         ARTICLE V.  DEFAULTED FRANCHISEE LOANS...........................57
                  SECTION 5.01.  Notice by the Borrower...................57
                  SECTION 5.02.  No Further Loans.........................57
                  SECTION 5.03.  Mandatory Payment of Loans...............57
                  SECTION 5.04.  Option of the Borrower...................57

         ARTICLE VI.  AFFIRMATIVE COVENANTS...............................60
                  SECTION 6.01.  Existence; Business and Capitalization...60
                  SECTION 6.02.  Insurance................................62
                  SECTION 6.03.  Obligations and Taxes....................62
                  SECTION 6.04.  Financial Statements, Reports, etc.......62
                  SECTION 6.05.  Default, Litigation and Other Notices....64
                  SECTION 6.06.  Maintaining Records; Access to
                                 Properties and Inspections...............64
                  SECTION 6.07.  Use of Proceeds..........................64
                  SECTION 6.08.  Compliance with Environmental Laws.......64
                  SECTION 6.09.  Preparation of Environmental Reports.....65
                  SECTION 6.10.  Approved Franchisee Loans................65
                  SECTION 6.11.  Further Assurances.......................65

         ARTICLE VII.  NEGATIVE COVENANTS.................................66
                  SECTION 7.01.  Indebtedness.............................66
                  SECTION 7.02.  Liens....................................66
                  SECTION 7.03.  Investments..............................66
                  SECTION 7.04.  Mergers, Consolidations, Sales of Assets
                                 and Acquisitions.........................67
                  SECTION 7.05.  Dividends and Distributions..............67
                  SECTION 7.06.  Transactions with Affiliates.............67
                  SECTION 7.07.  Issuances of Capital Stock...............67
                  SECTION 7.08.  Creation of Subsidiaries.................68
                  SECTION 7.09.  Employee Benefits........................68
                  SECTION 7.10.  Amendment of Approved Franchisee Loans
                                 and Borrower Organizational Documents....68
                  SECTION 7.11.  Waiver of Terms, Conditions and
                  Covenants of Approved Franchisee Loans..................68
                  SECTION 7.12.  Waiver of Defaults Under Approved
                  Franchisee Loans........................................68
                  SECTION 7.13.  Assignment of Approved Franchisee Loans..68
                  SECTION 7.14.  Modification of Underlying Documents and
                                 Support Agreement........................68
                  SECTION 7.15.  Cost Review Items........................69
                  SECTION 7.16.  Equipment Leases.........................69
                  SECTION 7.17.  Servicing Agreement......................69

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         ARTICLE VIII.  EVENTS OF DEFAULT................................. 69

         ARTICLE IX.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL
                  AGENT................................................... 73
                  SECTION 9.01.  Appointment and Authority................ 73
                  SECTION 9.02.  Limitation on Liability.................. 73
                  SECTION 9.03.  Discretionary Actions.................... 74
                  SECTION 9.04.  Resignation; Successor Agents............ 74
                  SECTION 9.05.  Rights of Agents......................... 75
                  SECTION 9.06.  Expenses; Indemnity...................... 75
                  SECTION 9.07.  No Reliance.............................. 76

         ARTICLE X.  MISCELLANEOUS........................................ 76
                  SECTION 10.01.  Notices................................. 76
                  SECTION 10.02.  Survival of Agreement................... 77
                  SECTION 10.03.  Binding Effect.......................... 77
                  SECTION 10.04.  Successors and Assigns.................. 77
                  SECTION 10.05.  Expenses; Indemnity..................... 81
                  SECTION 10.06.  Right of Setoff......................... 82
                  SECTION 10.07.  Applicable Law.......................... 83
                  SECTION 10.08.  Waivers; Amendment...................... 83
                  SECTION 10.09.  Interest Rate Limitation................ 84
                  SECTION 10.10.  Entire Agreement........................ 84
                  SECTION 10.11.  WAIVER OF JURY TRIAL.................... 84
                  SECTION 10.12.  Severability............................ 85
                  SECTION 10.13.  Counterparts............................ 85
                  SECTION 10.14.  Headings................................ 85
                  SECTION 10.15.  Jurisdiction; Consent to Service of
                                  Process................................. 85
                  SECTION 10.16.  Confidentiality......................... 86
                  SECTION 10.17.  Full Recourse Obligation of the
                                  Borrower................................ 87


                                      iii

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                                    CREDIT AGREEMENT dated as of November 20,
                           1996, among WINGATE FINANCIAL, LLC, a Delaware limited liability company (the "Borrower"), the Lenders (as defined in Article I), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, WESTDEUTSCHE LANDESBANK GIROZENTRALE as collateral agent for the Lenders, THE BANK OF NOVA SCOTIA, as documentation agent for the Lenders, and BANKERS TRUST COMPANY, as syndication agent for the Lenders.


                  The Borrower has requested the Lenders to extend credit in the form of a Loan (the "Loan") to be advanced from time to time in accordance with the provisions of this Agreement but in any event prior to the third
(3rd) anniversary of the Closing Date (such term and each other capitalized term used but not otherwise defined herein shall have the meaning given it in
Article I), in an aggregate principal amount not in excess of $60,000,000. The proceeds of the Loan are to be used by the Borrower solely to make funds available for Development Costs for Wingate Inn Hotels covered by Approved Franchisee Loans, subject to and in accordance with the terms and conditions of this Agreement.

                  The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Accounts" shall mean the Collection Account, the Borrowing Account, the Imposition Escrow Account, the FF&E Reserve Account, the Initial Equity Escrow Account, the Net Proceeds Account, the Restoration Award Account, and any other account set up under the Servicing Agreement.

                  "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit K.

                  "Advances" shall mean the advances of the Loan made by the Lenders pursuant to Sections 2.01 and 2.02.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

                  "Applicable Interest Rate" shall mean a rate equal to (a) the Base Rate in effect from time to time plus 1/2 of 1%, or (b) the maximum rate permitted by law, whichever is less.

                  "Appraisal" shall mean an appraisal of a Wingate Inn Hotel, prepared in conformity with FIRREA requirements by an independent property appraisal firm that is a member of the Appraisal Institute (each, an "Appraiser").

                  "Appraised Value" shall mean, as to any Wingate Inn Hotel covered or to be covered by an Approved Franchisee Loan, the value established in an Appraisal.

                  "Approved Construction Budget" shall mean, with respect to a Wingate Inn Hotel covered by an Approved Franchisee Loan, a Construction Budget as approved by the Independent Construction Loan Monitor and the Administrative Agent.

                  "Approved Construction Schedule" shall mean, with respect to a Wingate Inn Hotel covered by an Approved Franchisee Loan, a Construction Schedule as approved by the Independent Construction Loan Monitor and the Administrative Agent.

                  "Approved Franchisee Loan" shall mean a Franchisee Loan, the terms and conditions of which are set forth in Exhibit N, that has been approved in writing by the Administrative Agent, on or before the first anniversary of the Closing Date, and is evidenced and secured by the documentation required by this Agreement.

                  "Approved Plans" shall mean, with respect to a Wingate Inn Hotel covered by an Approved Franchisee Loan, the Plans as approved by the Independent Construction Loan Monitor and the Administrative Agent.

                  "Architect" shall mean, with respect to the construction of any Wingate Inn Hotel which is to be financed by an Approved Franchisee Loan, a reputable architect licensed in the state in which the applicable Property is located, engaged by the applicable Franchisee Loan Borrower, subject to the provisions of this Agreement, for the overall design of such Wingate Inn Hotel and supervision of such construction.

                  "Arranger" shall mean Chase Securities Inc.


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                  "Assignment and Acceptance" shall mean an assignment and
acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit L or such other form as shall be approved by the Administrative Agent.

                  "Assignment of Rents" shall have the meaning assigned to such term in Section 4.03(e).

                  "Bank" shall mean The Chase Manhattan Bank.

                  "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" shall mean Advances of the Loan made by the Lenders on a single date.

                  "Borrowing Account" shall mean the Borrowing Account, as such term is defined in the Servicing Agreement. The
Borrowing Account shall be maintained at The Chase Manhattan
Bank.

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                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03, in the form of Exhibit M, which shall have annexed to it, among other supporting documentation, Requests for Advance (together with all supporting documentation) from the Franchisee Loan Borrowers whose Approved Franchisee Loans are to be funded by the applicable Borrowing.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof as determined in accordance with GAAP.

                  A "Change in Ownership" shall be deemed to have occurred if there is any transfer of any equity interest in the Borrower or any equity interest in the Borrower is issued, in each case other than as specifically permitted in Section 7.07.

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                  "Collateral Account Agreement" shall have the meaning assigned to such term in Section 4.02(s).

                  "Collateral Assignment" shall have the meaning assigned to such term in Section 4.03(ff).

                  "Collateral Assignment Documents" shall mean, collectively, the documents referred to in Sections 4.03(ff) through (mm) (as to each of the Approved Franchisee Loans) and any other documents assigning or transferring rights of the Borrower in and to Approved Franchisee Loans and the Franchisee Loan Documents.

                  "Collateral Assignment of Servicing Agreement" shall have the meaning assigned to such term in Section 4.02(q).

                  "Collection Account" shall mean the Collection Account, as such term is defined in the Servicing Agreement.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Advances hereunder in the

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maximum amount set forth in Exhibit A, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

                  "Completion" shall mean, with respect to a Wingate Inn Hotel, the occurrence of all of the following events:

                  (a) the completion of the applicable Wingate Inn Hotel in substantial accordance with the Approved Plans and the Approved Construction Budget, and in accordance with all Legal Requirements and the provisions of the Franchisee Loan Building Loan Agreement, and the acceptance thereof by the Franchisee Loan Borrower;

                  (b) the obtaining of a certificate of completion and certificate of occupancy (or local equivalent) from the Governmental Authorities having jurisdiction over such Wingate Inn Hotel;

                  (c) the delivery to the Administrative Agent of certificates from the Architect and the Independent Construction Loan Monitor to the effect that all of the work required to be performed to complete the Wingate Inn Hotel has been performed in substantial accordance with the Approved Plans and all Legal Requirements and to the reasonable satisfaction of the Architect and the Independent Construction Loan Monitor, subject only to a "punch list" of minor items to be completed by contractors and vendors that do not materially interfere with the operation of the Wingate Inn Hotel;

                  (d) the receipt of all other approvals of Governmental Authorities having jurisdiction over such Wingate Inn Hotel to the extent that any such approval is a condition for the lawful use and occupancy thereof, or necessary or desirable for the operation thereof in accordance with the Franchise Agreement;

                  (e) a final survey inspection and survey update, with a certification of the surveyor indicating that no encroachments exist by the Wingate Inn Hotel or on the Property and that all set-back requirements have been complied with, and indicating the location of access to the Property and utility, water and other easements affecting the Property;

                  (f) the payment in full of all costs relating to the development and construction of the Wingate Inn Hotel then incurred and invoiced or contracted, less an agreed retention for the minor "punch list" items referred to in clause (c) above, and the delivery to the Borrower's title insurance company of such instruments as may be required to cause all liens of record and claims of mechanics and materialmen to be waived, bonded or insured by such title insurance company; and

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                  (g)  the satisfaction of the conditions set forth in
Section 3.3 of the Franchise Agreement.

                  "Completion Date" shall mean the date on which Completion of a Wingate Inn Hotel occurs.

                  "Completion Guarantors" shall have the meaning assigned to such term in Section 4.03(w).

                  "Completion Guaranty" shall have the meaning assigned to such term in Section 4.03(w).

                  "Confirmation of Guaranty Agreement" shall mean an agreement of the Guarantors in the form of Exhibit R.

                  "Construction Budget" shall have the meaning assigned to such term in Section 4.04(d).

                  "Construction Period Interest" shall mean, with respect to a Wingate Inn Hotel covered by an Approved Franchisee Loan, interest payable on the Approved Franchisee Loan for the period prior to the Completion Date, as itemized in the Approved Construction Budget.

                  "Construction Schedule" shall have the meaning assigned to such term in Section 4.04(e).

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Advances of such Lender.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Default Rate" shall have the meaning assigned to such term in Section 2.07(a).

                  "Defaulted Franchisee Loan" shall mean an Approved Franchisee Loan under which a default has occurred (whether or not notice thereof has been given to the Franchisee Loan Borrower) and has continued for a period in excess of ninety (90) days.

                  "Development Costs" shall mean all costs incurred or to be incurred in connection with the development and construction of a Wingate Inn Hotel, as set forth in an Approved Construction

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Budget. Development Costs shall include, Hard Costs, Soft Costs, Construction
Period Interest, and Monthly Operating Deficits. Development Costs for any Wingate Inn Hotel may not exceed $7,500,000. Wingate Inn Hotels having Development Costs in excess of $7,500,000 will be considered by the Administrative Agent for eligibility for an Approved Franchisee Loan on an exemption/case-by-case basis and must be so approved by the Administrative Agent and Required Lenders in their sole discretion.

                  "Disbursement Account" shall have the meaning assigned to such term in Section 2.02(b).

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or nonsudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Indemnity" shall have the meaning assigned to such term in Section 4.03(x).

                  "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and

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Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the
Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to- Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower, any Loan Party, or any ERISA Affiliate of any of them, from any Plan or Multiemployer Plan; (f) the receipt by the Borrower, any Loan Party, or any ERISA Affiliate of any of them, from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower, any Loan Party, or any ERISA Affiliate of any of them, of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with

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respect to which the Borrower, any Loan Party, or any ERISA Affiliate of any
of them is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower, any Loan Party, or any ERISA Affiliate of any of them could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in material liability of the Borrower, any Loan Party, or any ERISA Affiliate of any of them.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII.

                  "Fees" shall mean the Upfront Fee and the Administrative Agent Fees.

                  "FF&E" shall mean the furniture, furnishings, fixtures and equipment relating to a Wingate Inn Hotel.

                  "FF&E Reserve Account" shall mean the FF&E Reserve Account, as such term is defined in the Servicing Agreement.

                  "Financial Officer" shall mean with respect to any corporation or other entity, the chief financial officer, principal accounting officer, treasurer or controller of such corporation or other entity.

                  "Formation" shall mean the formation of the Borrower.

                  "Franchise Agreement" shall mean an agreement between Wingate and a Franchisee Loan Borrower, substantially in the form of Exhibit G (subject to such changes as the Administrative Agent may, from time to time, approve), pursuant to which the Franchisee Loan Borrower will construct and operate a Wingate Inn Hotel.

                  "Franchisee Loan" shall mean a proposed construction/term loan on the terms and conditions set forth in Exhibit N, made by the Borrower to a Franchisee Loan Borrower.

                  "Franchisee Loan Borrower" shall mean a Single Purpose Entity which shall be a franchisee of Wingate under a Franchise Agreement, which has been approved by Required Lenders, and which is entering into an Approved Franchisee Loan with the Borrower.

                  "Franchisee Loan Building Loan Agreements" shall mean Building Loan Agreements with respect to each Approved Franchisee Loan, each to be substantially in the form of Exhibit BB, with such modifications thereto as may be necessary to reflect local law, and such other changes as may be approved by the Administrative Agent to reflect the specific transaction.

                  "Franchisee Loan Default Date" shall mean the date on which an Approved Franchisee Loan first becomes a Defaulted Franchisee Loan.

                  "Franchisee Loan Documents" shall mean all documents evidencing, securing and/or guaranteeing an Approved Franchisee Loan, or otherwise delivered in connection therewith, including, without limitation, the Franchisee Loan Building Loan Agreement, the Franchisee Loan Note, the Mortgage, the Assignment of Rents, assignments of equipment leases, service contracts, and other documents and property rights, the Security Agreement, the Completion Guaranty, and the Environmental Indemnity.

                  "Franchisee Loan Note" shall have the meaning assigned to such term in Section 4.03(c).

                  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

                  "General Contractor" shall mean, with respect to the construction of any Wingate Inn Hotel which is to be financed by an Approved Franchisee Loan, the general contractor or construction manager engaged by the applicable Franchisee Loan Borrower, subject to the provisions of this Agreement, for such construction.

                  "GFS" shall mean General Franchise Systems, Inc., the general partner of Wingate.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court, governmental or quasi-governmental agency, authority, instrumentality or regulatory body.

                  "Gross Revenues" shall have the meaning assigned to such term in Exhibit O.

                  "Guarantee" shall mean with respect to any person, any obligation, contingent or otherwise, of or by such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guaranteeing person, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit C, made by the Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Guaranteed Amount" shall mean the Applicable Principal Liability (as such term is defined in the Guarantee Agreement) from time to time in effect.

                  "Guarantor" shall mean HFS and each other person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

                  "Hard Costs" shall mean the costs and expenses in respect of supplying goods, services, materials and labor for the construction of a Wingate Inn Hotel, all as itemized in the applicable Approved Construction Budget.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB- containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HFS" shall mean HFS Incorporated.

                  "HFS Credit Agreement" shall mean, collectively, those two bank credit agreements dated as of October 2, 1996 between HFS and The Chase Manhattan Bank, as agent, as the same may, from time to time, have been, and may, from time to time, hereafter be, modified, supplemented, renewed, replaced or refinanced.

                  "Impositions" shall have the meaning assigned to such term in Exhibit O.

                  "Imposition Escrow Account" shall mean the Imposition Escrow Account, as defined in the Servicing Agreement.

                  "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, except contracts that require interest on late payments only, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business) (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Indemnity, Subrogation and Subordination Agreement" shall mean the Indemnity, Subrogation and Subordination Agreement, substantially in the form of Exhibit D, among the Borrower, Wingate, the Guarantor and the Collateral Agent.

                  "Independent Construction Loan Monitor" shall have the meaning assigned to such term in Section 4.04.

                  "Independent Construction Loan Monitor's Certification" shall mean, with respect to a Wingate Inn Hotel covered by an Approved Franchisee Loan, a certification by the applicable Independent Construction Loan Monitor, in form acceptable to the Administrative Agent, containing the information set forth in Paragraph 16(b) and, if applicable, Paragraph 19 of the applicable Franchisee Loan Building Loan Agreement.

                  "Initial Approved Franchisee Loan Borrowing" shall have the meaning assigned to such term in Section 4.03.

                  "Initial Equity Investment Account" shall mean the Initial Equity Investment Account, as such term is defined in the Servicing Agreement.

                  "Investments" shall mean, with respect to any period, as to any person, (a) amounts paid or agreed to be paid by such person by way of investment and/or purchase of stock, securities, liabilities, properties or assets of, or contributed to, any other person during such period and (b) capital and development expenditures made during such period by such person in its own assets and businesses.

                  "Legal Requirements" shall mean (i) statutes, laws, rules, rulings, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority (including, without limitation, Environmental Laws, fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws) in any way applicable to a specific Franchisee Loan Borrower, specific Property, or specific Wingate Inn Hotel, or to the ownership, use, occupancy, possession, operation or maintenance of a Property or Wingate Inn Hotel; (ii) all requirements of the local Board of Fire Under-writers or other similar body acting in and for the locality in which a Property or Wingate Inn Hotel is situated and all requirements of each insurance policy covering or applicable to all or any part of a Property or Wingate Inn Hotel or the use thereof and all requirements of the issuer of each such policy, including any which may require repairs, modifications or alterations (structural or otherwise) in or to such Property or Wingate Inn Hotel or any part thereof; (iii) all requirements of each permit, license, authorization and regulation relating to a Property or Wingate Inn Hotel, or any portion thereof or to the ownership, use, occupancy, possession, operation or maintenance thereof; and (iv) all covenants, agreements, regulations, restrictions and other encumbrances contained in any instrument either of record or known to a Franchisee Loan Borrower at any time in force affecting a Franchisee Loan Borrower, Property, or Wingate Inn Hotel or any part thereof, or the ownership, use, occupancy, possession, operation or maintenance thereof, in each case, whether now or hereafter enacted or in force.

                  "Lenders" shall mean (a) the financial institutions listed in Exhibit A (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Application" shall have the meaning assigned to such term in Section 4.03(a).

                  "Loan Documents" shall mean this Agreement, the Note, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Security Documents, the Collateral Assignment Documents, Support Agreements, and all other documents executed and delivered by the Borrower in favor of the Administrative Agent, the Collateral Agent, and/or the Lenders in connection with the Loan.

                  "Loan Parties" shall mean the Borrower, each member of the Borrower, the Guarantor, Wingate and GFS.

                  "Major Subcontractors" shall mean the contractor or subcontractors engaged by a Franchisee Loan Borrower under Major Subcontracts.

                  "Major Subcontracts" shall mean, with respect to the construction of any Wingate Inn Hotel which is to be financed in part by an Approved Franchisee Loan, any subcontract for electrical work, HVAC, plumbing, concrete, masonry, dry wall/carpentry or any other subcontract having a contract price, either initially or thereafter by virtue of change orders or other amendments or modifications, equal to or in excess of $200,000, including multiple contracts or subcontracts with a single contractor or subcontractor.

                  "Managing Member" shall mean GFS, the managing member of the Borrower.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean a materially adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is a party or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Maturity Date" shall mean the sixth (6th) anniversary of the Closing Date, or such earlier date to which the maturity of the Loans may be accelerated upon an Event of Default or otherwise in accordance with the provisions of the Loan Documents.

                  "Maximum Franchisee Loan Amount" shall mean, for any Approved Franchisee Loan, an amount equal to the lesser of (a) $5,625,000, or
(b) 75% of the lesser of (i) the Development Costs of the Wingate Inn Hotel covered by such Approved Franchisee Loan, as set forth in the Approved Construction Budget, or (ii) the Appraised Value of such Wingate Inn Hotel, provided that if the Appraised Value is less than the Development Costs, the Wingate Inn Hotel will be ineligible for funding as an Approved Franchisee Loan unless otherwise approved by the Administrative Agent.

                  "Minimum Up-Front Equity" shall have the meaning assigned to such term in Section 4.03(ss).

                  "Monthly Operating Deficit" shall mean, with respect to a Wingate Inn Hotel, the monthly Operating Deficits from the Completion Date to the Stabilization Date, as itemized in the Approved Construction Budget.

                  "Mortgage" shall have the meaning assigned to such term in Section 4.03(d).

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds Account" shall mean the Net Proceeds Account, as such term in defined in the Servicing Agreement.

                  "Note" shall have the meaning assigned to such term in
Section 2.01(c).

                  "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

                  "Operating and Management Expenses" shall have the meaning assigned to such term in Exhibit O.

                  "Operating Deficits" shall mean, for any given period with respect to a Wingate Inn Hotel, the amount by which the sum of (without duplication) (a) Operating and Management Expenses for the Wingate Inn Hotel,
(b) deposits or reserves for Impositions required under the applicable Franchisee Loan Documents, (c) debt service payable under the applicable Franchisee Loan Note, and (d) Required FF&E Deposits, exceeds Gross Revenues for the Wingate Inn Hotel.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Investments" shall mean the investments described in Exhibit S.

                  "person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Phase I Environmental Site Assessment" shall have the meaning assigned to such term in Section 4.03(y).

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower, any Loan Party, or any ERISA Affiliate or any of them is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan and Cost Review Items" shall have the meaning assigned to such term in Section 4.04.

                  "Plans" shall have the meaning assigned to such term in
Section 4.04(f).

                  "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit E, between Wingate and GFS and the Collateral Agent, for the benefit of the Secured Parties.

                  "Property" shall have the meaning assigned to such term in Section 4.03(d).

                  "Register" shall have the meaning given such term in
Section 10.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment.

                  "Request for Advance" shall have the meaning set forth in the applicable Franchisee Loan Building Loan Agreement.

                  "Required FF&E Deposit" shall mean, with respect to a Wingate Inn Hotel, a monthly deposit into the FF&E Reserve Account equal to the product of (a) Gross Revenues for the preceding calendar month, and (b)
(i) 3% for the period commencing on the Completion Date of the Wingate Inn Hotel and ending on the last day of the calendar month in which the second
(2nd) anniversary of the Completion Date occurs, (ii) 4% for the two (2) year period next following the period described in clause (i), and (iii) 5% thereafter.
                  "Required Lenders" shall mean, at any time, Lenders having made Advances and having unused Commitments representing at least 51% of the sum of the Loan outstanding and unused Commitments at such time.

                  "Reserve Accounts" shall mean, as to each Approved Franchisee Loan, the FF&E Reserve Account and the Imposition
Escrow Account.

                  "Responsible Officer" shall mean with respect to any corporation or other entity, any officer authorized to act as to a given matter under a duly adopted resolution.

                  "Restoration Award Account" shall mean the Restoration Award Account, as such term in defined in the Servicing Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Group.

                  "Scheduled Completion Date" shall mean, with respect to a Wingate Inn Hotel funded by an Approved Franchisee Loan, the date of completion set forth in the Approved Construction Schedule.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent and (d) the successors and assigns of the foregoing.

                  "Security Agreement" shall have the meaning assigned to such term in Section 4.03(h).

                  "Security Documents" shall mean the Pledge Agreement and the Collateral Assignment Documents, and each of the other security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing.

                  "Servicer" shall mean AMRESCO Management, Inc., or such successor servicer as may, from time to time, be approved by Required Lenders, in their sole discretion.

                  "Servicer Consent" shall have the meaning assigned to such term in Section 4.02(r).

                  "Servicing Agreement" shall the Interim Servicing Agreement, substantially in the form of Exhibit W, entered into between the Borrower and the Servicer, and any agreement for the monitoring and administration of Approved Franchisee Loans entered into by the Borrower and a successor servicer and approved by Required Lenders in their sole discretion (which approval shall be subject, in any event, to the execution and delivery by such successor servicer of a Servicer Consent dealing with the matters set forth in the Servicer Consent annexed hereto as Exhibit Y, and in form and substance satisfactory to Required Lenders, in their sole discretion).

                  "Single Purpose Entity" shall mean a person, other than an individual, which is formed or organized under the laws of the United States of America, or any state or political subdivision thereof, and (a) if the Borrower, solely for the purpose of making Approved Franchisee Loans (and entering into Franchisee Loan Building Loan Agreements and applicable Franchisee Loan Documents) and consummating the transactions described therein, or (b) if a Franchisee Loan Borrower, solely for the purpose of owning the applicable Property and constructing and operating the applicable Wingate Inn Hotel, and entering into a Approved Franchisee Loan and the applicable Franchisee Loan Documents, and in either case does not engage in any other business, does not have any other assets other than (A) in the case of the Borrower, the Approved Franchisee Loans and (B) in the case of a Franchisee Loan Borrower, the applicable Property and Wingate Inn Hotel, and in either case, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other person, and holds itself out as being a person, separate and apart from any other person. If a Single Purpose Entity is a limited partnership, (i) its partnership agreement must provide that the partnership will dissolve upon the withdrawal or dissolution of the last remaining general partner, unless the partners by majority vote elect, within ninety (90) days, to continue the partnership and appoint a new general partner, (ii) one general partner must own at least a one percent (1%) interest in the partnership and must be a Single Purpose Entity (having, as its sole business purpose, the ownership of the partnership interest), and
(iii) the partnership agreement must provide that the dissolution and winding up or insolvency filing of such partnership requires the unanimous consent of all partners. A Franchisee Loan Borrower may not own more than one Property or Wingate Inn Hotel.


                  "Soft Costs" shall mean all costs relating to the development and construction of a Wingate Inn Hotel, all as itemized in the Approved Construction Budget, excluding Hard Costs, Construction Period Interest, and Monthly Operating Deficits.

                  "Specified Franchisee Loan Defaults" shall mean, with respect to an Approved Franchisee Loan, any of the defaults specified in Exhibit O.

                  "Stabilization Date" shall mean, with respect to each Wingate Inn Hotel financed with an Approved Franchisee Loan, the date defined as such in the applicable Franchisee Loan Building Loan Agreement, as approved by the Administrative Agent.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, directly or indirectly or (b) that is, at the time any determination is made, otherwise directly or indirectly Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Support Agreements" shall mean the agreements set forth in Exhibit F, and all modifications, amendments, supplements or replacements thereto, and any other arrangements or agreements between HFS and Wingate or HFS and franchisees of Wingate Inn Hotels.

                  "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments as in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in Section 3.02.

                  "Underlying Documents" shall have the meaning assigned to such term in Section 7.14.

                  "Upfront Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Welfare Plan" shall mean an employee welfare benefit plan as defined in Section 3(l) of ERISA.

                  "Wingate" shall mean Hotel Franchising Limited
Partnership, d/b/a Wingate Inns, L.P.

                  "Wingate Inn Chain" shall mean the chain of mid-market, limited service hotels being developed by Wingate under the name "Wingate Inn".

                  "Wingate Inn Hotel" shall mean a mid-market, limited service hotel constructed and operated as a "Wingate Inn" as part of the Wingate Inn Chain pursuant to a Franchise Agreement.

                  "Wingate Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Wingate dated as of November 20, 1996, a copy of which is annexed hereto as Exhibit J, as the same may, from time to time, be modified, amended, supplemented or replaced.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Workout Process" shall mean, with respect to a Defaulted Franchisee Loan, the workout or restructuring of such Defaulted Franchisee Loan, and/or the pursuit of remedies with respect thereto.

                  SECTION 1.02. Terms Generally. The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections,

Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and
(b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VII, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Advances of the Loan to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of (A) the third (3rd) anniversary of the Closing Date and (B) the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment (taking into account all Advances theretofore made by such Lender). Portions of the Loan that have been repaid or prepaid may not be reborrowed.

                  (b) The proceeds of each Advance shall be used by the Borrower (after the Franchisee Loan Borrower has applied the Minimum Up-Front Equity to Development Costs and evidence of the same wholly satisfactory to the Administrative Agent has been delivered to the Administrative Agent) solely to fund Development Costs for Wingate Inn Hotels covered by Approved Franchisee Loans (it being understood that the proceeds of a single Borrowing may be used to fund one or more Approved Franchisee Loans), subject to and in accordance with the provisions of this Agreement and each Franchisee Loan Building Loan Agreement.

                  (c) The Loan shall (i) be evidenced by a promissory note (the "Note") in the original principal amount of $60,000,000 (or so much thereof as may be advanced or outstanding at any given time), in the form annexed hereto as Exhibit B, (ii) secured by, among other things, (A) collateral assignments of and an exclusive first priority security interest in and to the Approved Franchisee Loans, including, without limitation, the collateral securing the Approved Franchisee Loans and all other Franchisee Loan Documents, title and other applicable insurance, the Franchise Agreement, management and other operating agreements and leases, rents and hotel receipts relating to the applicable Wingate Inn Hotel, and guarantees of the Approved Franchisee Loans, (B) a collateral assignment of the Servicing Agreement, (C) a pledge by Wingate and the Managing Member of and an exclusive first priority interest in all of the outstanding capital stock of or equity interests in the Borrower and the Managing Member, and (D) the Collateral Account Agreement, and (iii) guaranteed by the Guarantee Agreement.

                  SECTION 2.02. Advances; Borrowings. (a) Each Advance shall be made as part of a Borrowing and shall represent each Lender's pro rata share, in accordance with its Commitment, of such Borrowing; provided, however, that the failure of any Lender to make any Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender). The Advances comprising any Borrowing shall be (i) in an aggregate principal amount that is not less than $250,000, unless otherwise approved by the Administrative Agent, or (ii) equal to the remaining available balance of the applicable Commitments, if the condition of clause (i) cannot be satisfied.

                  (b) On not less than eighteen (18) hours' prior request given by the Administrative Agent from time to time, which request may be given in writing (including by facsimile transmission) or by telephone, each Lender shall advance its pro rata share of a Borrowing on the proposed date requested by the Administrative Agent, by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account at the Bank in the name of the Administrative Agent (the "Disbursement Account") or, if a Borrowing shall not occur on such date (in whole or in part) because any condition precedent herein specified shall not have been met, return the amounts so received (to the extent not disbursed) to the respective Lenders, together with interest thereon at the Federal Funds Effective Rate if not returned on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the Applicable Interest Rate in effect from time to time, and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's pro-rata share of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provisions of this Agreement
(i) the Borrower shall not be entitled to request, and the Lenders shall not be required to fund, more than four (4) Borrowings in any given calendar month, one of which will be used solely to fund Construction Period Interest under the applicable Approved Franchisee Loan Building Loan Agreements, and the remaining three of which will be used solely to fund Development Costs other than Construction Period Interest under the applicable Approved Franchisee Loan Building Loan Agreements (and if no Borrowing is made in a calendar month in respect of Construction Period Interest, the number of Borrowings in such calendar month shall be limited to three (3)), (ii) no Borrowings will be advanced at any time after the third (3rd) anniversary of the Closing Date, and (iii) no Borrowing will be made in respect of any Franchisee Loan (A) which has not been approved by the Administrative Agent, as an Approved Franchise Loan, on or before the first anniversary of the Closing Date, and (B) under which the Initial Approved Franchisee Loan Borrowing has not been funded on or before the first anniversary of the Closing Date.

                  (e) The Borrower shall, as part of its Borrowing Request, direct the Administrative Agent or the Servicer to disburse the proceeds of each Borrowing directly from the Disbursement Account to the Borrowing Account, it being understood that the same, when so disbursed, shall constitute advances by the Borrower under the applicable Approved Franchisee Loans.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall deliver by hand, overnight courier, or telecopy to the Administrative Agent a duly completed Borrowing Request not later than 12:00 noon, New York City time, at least four (4) Business Days before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by a Responsible Officer of the Borrower, shall specify the following information: (i) the amount of such Borrowing; (ii) the Approved Franchisee Loan or Loans to be funded with the proceeds of the Borrowing; (iii) the name of the Franchisee Loan Borrower or Borrowers; (iv) the name and location of the Wingate

Inn Hotel or Hotels covered by such Approved Franchisee Loans; (v) a schedule setting forth the total amount of each such Approved Franchisee Loan and the amounts previously funded; and (vi) the additional information required by the form of Borrowing Request annexed hereto as Exhibit M, and shall be accompanied by (A) the applicable Requests for Advance under the applicable Approved Franchisee Loans; (B) the authorization and direction referred to in
Section 2.02(e); (C) the information specified in Article IV; and (D) an Independent Construction Loan Monitor's Certification with respect to each Approved Franchisee Loan to be funded with the proceeds of the Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, the amount of each requested Borrowing shall comply with the requirements set forth in Section 2.02.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Borrowing on the Maturity Date, together with all accrued and unpaid interest thereon and all other amounts due and owing under any of the Loan Documents.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower with regard to the Advances made by each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to Sections 2.04(b) and (c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.4) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05.  Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an upfront fee on the Closing Date in the amount of $600,000 (the "Upfront Fee")

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, an administrative fee, payable in equal monthly installments in advance commencing with the Closing Date, in the amount of $120,000.00 for each of the first two years of this Agreement, and $60,000.00 for each subsequent year of this Agreement (collectively, the "Administrative Agent Fees").

                  (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on the Loan. (a) Subject to the provisions of Section 2.07, each Borrowing shall bear interest (computed on the basis of a 360 day year for the actual number of days elapsed) at a rate per annum equal to the Applicable Interest Rate in effect from time to time.

                  (b) Accrued interest on the Loan at the Applicable Interest Rate in effect from time to time shall be payable in arrears in respect of each calendar month during the term of the Loan on the tenth (10th) day of the next following calendar month, and on the Maturity Date.

                  (c) The Applicable Interest Rate, as the same may be adjusted from time to time, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.07. Default Interest; Late Payment Charge. (a) If the Borrower shall default in the payment of the principal of or interest on the Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date such amount was due through and including the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Applicable Interest Rate in effect from time to time plus 2.00%. Such rate of interest is referred to herein as the "Default Rate".

                  (b) Any payments not made when due shall bear a late charge equal to 4% of the unpaid amount. It is hereby expressly agreed that such late charge is to compensate the Lenders for costs incurred in connection with the administration of such default, and does not constitute a penalty.

                  (c) Interest payable at the Default Rate and late charges shall be payable on demand of the Administrative Agent.

                  SECTION 2.08. Mandatory Repayments of Principal. (a) The Borrower shall pay to the Administrative Agent, in reduction of the outstanding principal balance of the Loan, any and all amounts paid in reduction of the outstanding principal balance of any Approved Franchisee Loans (whether by scheduled payment, prepayment, application of casualty proceeds or condemnation awards, or otherwise), such amounts to be payable to the Administrative Agent as and when such payments are paid by the applicable Franchisee Loan Borrower.

                  (b) On the Franchisee Loan Default Date with respect to an Approved Franchisee Loan, the Borrower shall pay to the Administrative Agent, in reduction of the outstanding principal balance of the Loan, an amount equal to the then outstanding principal balance of such Approved Franchisee Loan.

                  (c) On the first date on which the long term senior unsecured debt credit rating of HFS shall have been reduced to a level equal to BBB- by S&P, the Borrower shall pay to the Administrative Agent, in reduction of the outstanding principal balance of the Loan an amount equal to 50% of the Guaranteed Amount (calculated as of such date) and the Lenders' commitments shall be reduced by the amount so paid.

                  (d) On the first date on which the long term senior unsecured debt credit rating of HFS shall have been reduced to a level below BBB- by S&P, or on the thirtieth (30th) consecutive day on which the long term senior unsecured debt of HFS shall have been unrated, the Borrower shall pay to the Administrative Agent, in reduction of the outstanding principal balance of the Loan, an amount equal to 100% of the Guaranteed Amount (calculated as of the applicable date on which such payment is required), less any amount theretofore paid pursuant to the provisions of Section 2.08(c) and the Lenders' commitments shall be reduced by the amount so paid.

                  (e) In the event of the termination of all the Commitments (except pursuant to Section 2.09), the Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination, together with all accrued interest thereon and all other amounts due and owing under the Loan Documents. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

                  (f) All payments under this Section 2.08 shall be accompanied by payments of accrued interest on the principal amount being paid, through and including the date of payment.

                  (g) The entire outstanding principal balance of the Loan, together with all accrued interest thereon, and all other amounts due and owing under the Loan Documents, shall be due and payable on the Maturity Date.

                  SECTION 2.09.  Termination and Reduction of
Commitments. (a) The Commitments shall be automatically terminated on the third (3rd) anniversary of the Closing Date.

                  (b) The Commitments shall be reduced, from time to time, by the amounts of any Advances made by the Lenders under this Agreement.

                  (c) No further Advances shall be made at any time with respect to a Defaulted Franchisee Loan, and the Commitments shall be reduced, from time to time, in amounts equal to the difference between the maximum principal amount of a Defaulted Franchisee Loan and the amount theretofore advanced to the Borrower in respect of such Defaulted Franchisee Loan pursuant to this Agreement.

                  (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (e) If an Approved Franchisee Loan is repaid by the Franchisee Loan Borrower, no further Borrowings will be made with respect to such Approved Franchisee Loan.

                  SECTION 2.10. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three (3) Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount of at least $100,000.

                  (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.12 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by payments of accrued interest on the principal amount being prepaid through and including the date of payment.

                  SECTION 2.11. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower with a copy to the Administrative Agent, accompanied by a reasonable explanation and accounting, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within ten (10) days after its receipt of the same. Notwithstanding the foregoing, no Lender shall have the right to collect payments from the Borrower pursuant to this Section 2.11 unless it is the policy of such Lender, at the time of such collection, to collect similar payments from borrowers generally (if any) who are similarly situated as the Borrower, including with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities either established the right of such Lender to collect such payments or do not restrict or prevent such Lender from demanding such payment.

                  (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation. The protection of this
Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                  (e) If a Lender shall successfully challenge any such law, rule, regulation, agreement or guideline, any amounts collected by such Lender from the Borrower in respect of such law, rule, regulation, agreement or guideline, less the costs to such Lender of such challenge (allocated, if applicable, among other loans on an appropriate basis) shall be refunded to the Borrower.

                  SECTION 2.12. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender sustains or incurs as a consequence of any default in the making of any payment or prepayment required to be made by the Borrower hereunder. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the Borrower, with a copy to the Administrative Agent, and shall be conclusive absent manifest error.

                  SECTION 2.13.  Pro Rata Treatment.  Each Borrowing,
each payment or prepayment of principal of any Borrowing, each payment of interest on the Loan, and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amount of the Loan). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Loan as a result of which the unpaid principal portion of its Advances shall be proportionately less than the unpaid principal portion of the Advances of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Advances of such other Lender, so that the aggregate unpaid principal amount of the Advances made by and participations in the Loan held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Loan then outstanding as the principal amount of its Advances prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of the Loan outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustment shall be rescinded to the extent of such recovery, and the purchase price or prices or adjustment shall be restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in the Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Advance directly to the Borrower in the amount of such participation.

                  SECTION 2.15. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the

Administrative Agent at such place and in such manner as it may designate from time to time.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.16. Taxes. (a) Any and all payments made by or on behalf of the Borrower or any other Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee), is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any other Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such other Loan Party shall make such deductions and (iii) the Borrower or such other Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrower will indemnify the Administrative Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or such Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent or a Lender (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor. Notwithstanding the foregoing, no Lender shall have the right to collect payments from the Borrower pursuant to this Section 2.16 unless it is the policy of such Lender, at the time of such collection, to collect similar payments from borrowers generally (if any) who are similarly situated as the Borrower, including with respect to credit standing, in connection with credit facilities similar to those made available pursuant to this Agreement, where the documents governing such credit facilities established the right of such Lender to collect such payments.

                  (d) If the Administrative Agent or a Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower or any other Loan Party has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower or such other Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such other Loan Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower or such other Loan Party, upon the request of the Administrative Agent or such Lender (or Transferee), shall repay the amount paid over to the Borrower or such other Loan Party (plus penalties, interest or other charges, if any) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, as applicable, or, in the case of a Non- U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments made by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.16(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(f) that such Non-U.S. Lender is not legally able to deliver.

                  (g) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non- U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any

Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

                  (h) Nothing contained in this Section 2.16 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.17. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.11, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.16, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Advances made by such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.11 and Section 2.12); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.11 or the amounts paid pursuant to Section 2.16, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.16, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section

2.11 in respect of such circumstances or event or shall waive its right to further payments under Section 2.16 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

                  (b) If (i) any Lender shall request compensation under
Section 2.11, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to
Section 2.16, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower in connection with such request, or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.11 or would reduce amounts payable pursuant to Section 2.16, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

                  SECTION 3.01. Organization; Powers. The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder,
(e) has no subsidiaries, (f) is a Single Purpose Entity, (g) has the organizational structure, equity interest and holders set forth in Exhibit U,
(h) since its inception has not entered into any agreements or obligations other than the Loan Documents, (i) has not engaged in any business other than the Loan, (j) has no subsidiaries, (k) has no employees, (l) has incurred no Indebtedness other than the Loan, and (m) is not subject to any

United States federal income, unincorporated business, capital, franchise or similar gross income or income based taxes.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the Borrowings hereunder (collectively, the "Transactions") (a) have been duly and validly authorized by all requisite applicable corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party,
(B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party (other than any Lien created under the Security Documents).

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements (b) recordation of the Mortgages and the Collateral Assignment Documents and (c) such as have been made or obtained and are in full force and effect.

                  SECTION 3.05. Financial Statements. The financial statements of the Borrower annexed hereto as Exhibit V are true and correct in all respects and fairly present the financial condition of the Borrower as of the respective dates thereof.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition (financial or otherwise), or material agreements of the Borrower, Wingate since the respective dates of the last financial statements submitted to the Administrative Agent.

                  SECTION 3.07. Litigation; Compliance with Laws. Except as set forth in Exhibit P, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  SECTION 3.08. Agreements. (a) The Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) The Borrower is not a party to any indenture or other agreement or instrument evidencing Indebtedness, and is not in default in any manner under any provision of any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09. Federal Reserve Regulations. (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                  SECTION 3.10. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loan only for the purposes specified in the preamble to and Section 2.01(b) of this Agreement.

                  SECTION 3.12.  No Material Misstatements.  No
information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it or such other Loan Party acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 3.13. Employee Benefit Plans. (a) Neither the Borrower, any Loan Party, nor any ERISA Affiliate of any of them maintains, sponsors, contributes to or is obligated to contribute to, or during the five
(5) years ending on the Closing Date has maintained, sponsored, contributed to or was obligated to contribute to any Plan.

                  (b) The Borrower does not, and is not obligated to, maintain, sponsor or contribute to any Welfare Plan.

                  (c) The assets of the Borrower are not nor are they deemed "plan assets", whether by operation of law or under regulations promulgated under ERISA.

                  SECTION 3.14. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

                  (b) The Collateral Assignment Documents will, when executed and delivered in connection with each Approved Franchisee Loan, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the respective agreements and documents described therein, and when the steps are taken as are described in clause (ii) of the opinion of counsel delivered pursuant to Section 4.03(dd) shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower thereunder in such collateral, in each case prior and superior in right to any other person.

                  SECTION 3.15. Solvency. (a) Immediately after the consummation of the Formation and the Transactions to occur on the Closing Date and immediately following the making of any Borrowing made on the Closing Date and after giving effect to the application of the proceeds of such Borrowing, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.


ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Advances hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01.  All Borrowings.  On the date of each
Borrowing:

                  (a) The Administrative Agent shall have timely received a notice of such Borrowing and a Borrowing Request as required by Section 2.03;

                  (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowings with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date and (ii) to the extent such representations and warranties are no longer true as the result of a default under an Approved Franchisee Loan, which default has occurred subsequent to the date of the date of the immediately previous Borrowing, it being understood that (A) nothing contained herein shall be deemed to affect the obligations of the Borrower under Article V, and (B) no such Borrowing shall include any funds for the Approved Franchisee Loan under which the default has occurred.

                  (c) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing;

                  (d) There shall be no default under any Approved Franchisee Loan (including, without limitation, the Franchisee Loan Documents, the Underlying Documents, and the applicable Servicing Agreement) which is to be funded by all or a portion of the Borrowing, and the Franchisee Loan Documents, Underlying Documents, and Servicing Agreement shall all be in full force and effect;

                  (e) The Administrative Agent shall have received (i) an Independent Construction Loan Monitor's Certification with respect to each Approved Franchisee Loan being funded by the proceeds of such Borrowing from the applicable Independent Construction Loan Monitor or Loan Monitors and (ii) a statement from the Servicer that the Requests for Advance and supporting documentation are in compliance with the requirements of the applicable Franchisee Loan Building Loan Agreements (including, without limitation, Paragraphs 14, 15, 16 and 19 thereof);

                  (f) The Administrative Agent shall have received, as to each Approved Franchisee Loan being funded by the proceeds of such Borrowing, (i) the title endorsements referred to in the applicable Franchisee Loan Building Loan Agreement, and (ii) reasonable evidence of compliance by the Franchisee Loan Borrower with all other conditions set forth in the applicable Franchisee Loan Building Loan Agreement;

                  (g) The Administrative Agent shall have received an update of the opinion of counsel provided for in Section 4.02(a)(i) to cover any new Loan Documents not theretofore covered by such an opinion;

                  (h) The Borrower shall have paid or reimbursed to the Administrative Agent, or caused the applicable Franchisee Loan Borrowers to pay or reimburse to the Administrative Agent, all fees, costs and expenses payable to the Administrative Agent by the Borrower or by the Franchisee Loan Borrowers under this Agreement, the other Loan Documents, and the Franchisee Loan Documents, including, without limitation, the fees, costs and expenses referred to in Sections 4.04, 4.05, 4.06 and 10.05; and

                  (i) The Administrative Agent shall have received certified copies of, and assignments of, all service contracts then in existence (and not previously delivered the Administrative Agent and assigned to the Collateral Agent), each such assignment to be substantially in the form of Exhibit GG.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in
Section 4.01(b) (except as aforesaid), Section 4.01(c) and Section 4.01(d).

                  SECTION 4.02. First Borrowing. As a condition to the initial Borrowing hereunder:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower and each of the other Loan Parties as to the due authorization, execution and delivery, valid and binding effect, and enforceability of the Loan Documents (to the extent then delivered to the Administrative Agent or the Collateral Agent), and (ii) Skadden, Arps, Slate, Meagher & Flom, satisfactory in form and substance to the Administrative Agent, substantially to the effect that in the event a proceeding under Title 11 of the United States Code shall be commenced by or against a member of the Borrower, the general partner of such member, or any entity owning an equity interest in such general partner, a court would not substantively consolidate the assets and liabilities of the Borrower with the bankruptcy estate of such member, general partner or entity owning an equity interest in such general partner, and (iii) Skadden, Arps, Slate, Meagher & Flom LLP, satisfactory in form and substance to the Administrative Agent, to the effect that no Loan Party is an "investment company", as such term is defined in Section 3(a) of, or subject to regulation under, the Investment Company Act of 1940, as amended, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions;

                  (b) The Administrative Agent shall have received the Note and a fully-executed copy of this Agreement, and all legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to Rosenman & Colin LLP, counsel for the Administrative Agent;

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto (or other organizational documents), of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary or other Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-Laws, Operating Agreement, or Partnership Agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause
(i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other Responsible Officer executing the certificate pursuant to
(ii) above; and (iv) such other documents as the Lenders or counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(b), (c) and (d);

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;

                  (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all of the interests of the Borrower have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties, and Uniform Commercial Code Financing Statements in respect thereof shall have been duly filed;

                  (g) The Administrative Agent shall have received complete copies of all Support Agreements, certified by Responsible Officers of each party thereto to be true, correct and complete;

                  (h) The parties to the Support Agreements (other than the Borrower) shall have entered into an agreement substantially in the form of
Exhibit I, pursuant to which they (i) certify that the Support Agreements are unmodified and in full force and effect, and that no defaults exist thereunder, (ii) agree that such Support Agreements will not be modified or terminated without the prior written consent of the Administrative Agent, and
(iii) agree that they will perform under such agreements;

                  (i) The Administrative Agent shall have received a written agreement from GFS, to the effect that it will not permit the Wingate Partnership Agreement to be modified, amended, supplemented or terminated without the prior written consent of the Administrative Agent;

                  (j) The Administrative Agent shall have received a letter from the Borrower, Wingate and HFS in the form annexed hereto as Exhibit T.

                  (k) The Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrower in the states (or other jurisdictions) in which the chief executive office of the Borrower is located, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) have been released;

                  (l) The Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent, and shall be in full force and effect;

                  (m) The Indemnity, Subrogation and Subordination Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent, and shall be in full force and effect;

                  (n) The Formation shall have occurred, and the Administrative Agent shall have received such evidence thereof as it shall reasonably require;

                  (o)      The Borrower shall have outstanding no
Indebtedness other than the Loan;

                  (p) The Servicing Agreement shall have been duly executed and delivered by the parties thereto, and shall be in full force and effect;

                  (q) The Borrower shall have executed and delivered to the Collateral Agent an assignment by the Borrower of its rights under the Servicing Agreement (the "Collateral Assignment of Servicing Agreement"), such assignment to be substantially in the form of Exhibit X;

                  (r) The Servicer and the Borrower shall have executed and delivered to the Collateral Agent a Servicer Consent (the "Servicer Consent"), substantially in the form of Exhibit Y;

                  (s) The Collateral Agent and the Borrower shall have executed and delivered a Collateral Account Agreement (the "Collateral Account Agreement") substantially in the form of Exhibit Z, creating a first priority security interest in the Accounts; and

                  (t) The Accounts shall have been created, and a Collateral Account Agreement with respect thereto in the form of Exhibit Z shall have been entered into.

                  SECTION 4.03. Initial Borrowings with Respect to Approved Franchisee Loans. Before any Borrowing shall be made, the proceeds of which are to be used by the Borrower (in whole or in part) to fund an Approved Franchisee Loan which has not theretofore been funded with the proceeds of a Borrowing (each, an "Initial Approved Franchisee Borrowing"), the Borrower shall provide, with respect to such Approved Franchisee Loan, the following additional items, each in form and substance satisfactory to the Administrative Agent:

                  (a) A Loan Application (each, a "Loan Application") executed by the Franchisee Loan Borrower, each Loan Application to be substantially in the form of Exhibit AA;

                  (b) A Franchisee Loan Building Loan Agreement between the Borrower and the Franchisee Loan Borrower, each such Franchisee Loan Building Loan Agreement to be substantially in the form of Exhibit BB;

                  (c) A promissory note from the Franchisee Loan Borrower to the Borrower (each, a "Franchisee Loan Note"), each such Franchisee Loan Note to be substantially in the form of Exhibit CC, with such modifications thereto as may be necessary to reflect local law, and such changes as may be approved by the Administrative Agent to reflect the specific transaction;

                  (d) A recorded, title insured first fee mortgage (or deed of trust or security deed) on the real property (the "Property") securing such Approved Franchisee Loan (each, a "Mortgage"), each such Mortgage to be substantially in the form of Exhibit DD, with such modifications thereto as may be necessary to reflect local law, and such changes as may be approved by the Administrative Agent to reflect the specific transaction;

                  (e) A recorded assignment of rents and profits (each, an "Assignment of Rents"), sufficient to provide the Borrower with, under local law, a first priority security interest in the Borrower in all leases, rents, income, profits and hotel receipts relating to the Property and the Wingate Inn Hotel constructed thereon, each such Assignment of Rents to be substantially in the form of Exhibit EE, with such modifications thereto as may be necessary to reflect local law, and such changes as may be approved by the Administrative Agent to reflect the specific transaction;

                  (f) Certified copies of, and assignments of, all equipment leases relating to the Property and the Wingate Inn Hotel to be constructed thereon (it being understood that, except for leases of telephones, reservation systems, and security systems that are entered into on an arms length basis with entities that are not Affiliates of the Franchisee Loan Borrower, no equipment may be leased, and the Franchisee Building Loan Agreement shall so provide, unless approved by the Administrative Agent, in its sole discretion), each such assignment to be substantially in the form of Exhibit FF;

                  (g) Certified copies of, and assignments of, all service contracts then in existence relating to the Property and the Wingate Inn Hotel to be constructed thereon, each such assignment to be substantially in the form of Exhibit GG;

                  (h) A security agreement (each, a "Security Agreement") providing the Borrower, as secured party, a first priority security interest in all personal property relating to the Property and the Wingate Inn Hotel to be constructed thereon, including FF&E, receivables, operating accounts, inventory, and Reserve Accounts, each such Security Agreement to be substantially in the form of Exhibit II;

                  (i) The Franchise Agreement between Wingate and the Franchisee Loan Borrower, each such Franchise Agreement to be substantially in the form of Exhibit G, subject to such changes as the Administrative Agent may, from time to time, approve;

                  (j) An assignment and subordination of the Franchise Agreement among the Borrower, Wingate and the Franchisee Loan Borrower, each such assignment and subordination to be substantially in the form of Exhibit MM;

                  (k) The management agreement (if any) relating to the Wingate Inn Hotel, which management agreement shall be subject to the approval of the Administrative Agent;

                  (l) An assignment and subordination of any management agreement referred to in Section 4.03(k) among the Borrower, the manager, and the Franchisee Loan Borrower, each such assignment and subordination to be substantially in the form of Exhibit LL;

                  (m) Letters from the Architect and General Contractor and Major Subcontractors for the Wingate Inn Hotel covered by the Approved Franchisee Loan, agreeing, among other things, to complete their services with respect to the Wingate Inn Hotel notwithstanding a default under the Approved Franchisee Loan, such letters to be substantially in the form of Exhibits NN and OO;

                  (n) Certified copies of, and assignments of, all architect agreements, construction contracts, plans and specifications, material contracts, and all other agreements with third parties relating to the construction and completion of the

Wingate Inn Hotel, each such assignment to be substantially in the form of Exhibit HH;

                  (o)  [Intentionally omitted]

                  (p)  [Intentionally omitted]

                  (q) Uniform Commercial Code Financing Statements necessary to perfect security interests under the Mortgage, Assignment of Rents, the assignments referred to in Sections 4.03(f), (g), (j), (l) and (n), and the Security Agreement referred to in Section 4.03(h);

                  (r) Consents from all third parties to the documents and agreements referred to in Sections 4.03(f), (g) and (n) to the assignment thereof;

                  (s) Notices to any tenants under leases relating to the Property to the extent the same are necessary or desirable under local law;

                  (t) Certificates or binders of all insurance policies covering the Property as required by the Franchisee Loan Documents (with policies to be delivered as soon as possible thereafter), all as certified by the applicable Franchisee Loan Borrower to be true, correct and complete;

                  (u) A certified copy of the title insurance policy (and endorsements) and originals of the surveys required by the Franchisee Loan Building Loan Agreement;

                  (v) Certified copies of all licenses, permits and other documents required by the Franchisee Loan Building Loan
Agreement;

                  (w) A guaranty of completion of the Wingate Inn Hotel (each, a "Completion Guaranty") from the principals of the Franchisee Loan Borrower (collectively, the "Completion Guarantors"), each such Completion Guaranty to be substantially in the form of Exhibit JJ;

                  (x) An environmental guaranty and indemnity (each, an "Environmental Indemnity") from the principals of the Franchisee Loan Borrower, each such Environmental Indemnity to be substantially in the form of Exhibit KK;

                  (y) A Phase I environmental site assessment of the Property by a firm acceptable to and in accordance with the Administrative Agent's environmental guidelines (together with any additional assessments or surveys required by such Phase I environmental site assessment, the "Phase I Environmental Site Assessment"), which Phase I Environmental Site Assessment shall be addressed to the Borrower, the Lenders, and the Administrative

Agent (the review and approval of the Phase I Environmental Site Assessment will be at the sole cost and expense of the Borrower, it being understood that the Borrower may seek reimbursement for these costs from the applicable Franchise Loan Borrower);

                  (z) The Plan and Cost Review Items, as approved by the Independent Construction Loan Monitor;

                  (aa)  An Appraisal of the applicable Wingate Inn Hotel;

                  (bb) An Addendum to the Servicing Agreement adding to the obligations of the Servicer thereunder the obligation to monitor and administer the Approved Franchisee Loan;

                  (cc) Such organizational documentation with respect to the Franchisee Loan Borrower as the Administrative Agent may reasonably request;

                  (dd) A satisfactory opinion of counsel licensed to practice in the state where the Property is located, addressed to the Borrower and to the Administrative Agent and the Collateral Agent on behalf of the Lenders, as to (i) the due authorization, execution and delivery, valid and binding effect, and enforceability of the Franchisee Loan Documents and other documents executed by the Franchisee Loan Borrower and the Completion Loan Guarantors in connection with the Approved Franchisee Loan, (ii) the steps that must be taken to perfect a lien on, and security interest in, the collateral described in the Collateral Assignment Documents (such opinion to be given by Skadden, Arps, Slate, Meagher & Flom LLP to the extent that the Collateral Assignment Documents are governed by the laws of the State of New
York), (iii) the enforceability of the waiver referred to in Section 4.07 as it relates to waivers of claims against the Borrower, Wingate, HFS or any third party, and the enforceability of said waiver in all other respects, in each case subject to such standard exclusions for bankruptcy and equitable remedies as may be acceptable to the Administrative Agent, (iv) that the making of the Loan and the assignment to the Collateral Agent, on behalf of the Lenders, of collateral securing the Approved Franchisee Loan and the pursuit of remedies with respect to the Loan (including, without limitation, the pursuit of remedies under the collateral securing the Approved Franchisee
Loan), will not adversely impact the other collateral for the Loan or the ability of the Collateral Agent or the Administrative Agent, on behalf of the Lenders, to pursue its remedies against the Borrower, the Guarantor, or such collateral, (v) the steps that must be taken by the Administrative Agent or the Collateral Agent, on behalf of the Lenders, to successfully pursue its remedies with respect to any collateral securing the Approved Franchisee Loan (e.g. must the interest of the Borrower first be foreclosed), (vi) that any "one action" rules will not prevent the Collateral Agent or the Administrative Agent, on behalf of the Lenders, from realizing the material benefit of its remedies against the Borrower, the Guarantor, or the collateral for the Loan, as contemplated by the Loan Documents, or prevent the Borrower from realizing the material benefit of its remedies against the Franchisee Loan Borrower, the Guarantors (as defined in the applicable Franchisee Loan Building Loan Agreement), or the collateral for the Approved Franchisee Loan, as contemplated by the Franchisee Loan Documents, (vii) the non-applicability of any mortgage recording tax laws to the collateral assignment of any collateral securing the Approved Franchisee Loan to the Administrative Agent or the Collateral Agent (unless such taxes can legally be and are paid by the applicable Franchisee Loan Borrower), and (viii) such other matters as the Administrative Agent may reasonably request;

                  (ee) If a Franchisee Loan Borrower which, together with its Affiliates, is the borrower under three (3) or more Approved Franchisee Loans, an opinion of counsel satisfactory to the Administrative Agent, which opinion shall be satisfactory in form and substance to the Administrative Agent, that in the event a preceding under Title 11 of the United States Code shall be commenced by or against any Affiliate of the Franchisee Loan Borrower or any member or general partner thereof, the general partner of such member, or any entity owning an equity interest in any such Affiliate, or member or general partner, a court would not substantively consolidate the assets and liabilities of the Franchisee Loan Borrower with the bankruptcy estate of such member, general partner or entity owning an equity interest in such member or general partner , such opinion to be subject to customary assumptions, qualifications and exceptions which would be acceptable to S&P under their then current guidelines;

                  (ff) A collateral assignment (the "Collateral Assignment") in favor of the Collateral Agent of all of the Borrowers right, title and interest in and to the Franchisee Loan Documents, substantially in the form of Exhibit QQ, with such modifications thereto as may be necessary to reflect local law and to permit the recordation of such document;

                  (gg) A collateral assignment in favor of the Collateral Agent of all of the Borrower's right, title and interest in and to the Mortgage, in recordable form;

                  (hh) A collateral assignment in favor of the Collateral Agent of all of the Borrower's right, title and interest in and to the Assignment of Rents, in recordable form;

                  (ii) Assignments of the Uniform Commercial Code Financing Statements referred to in this Section 4.03, in proper form for filing in the applicable jurisdictions;

                  (jj) The original Franchisee Loan Note, with an allonge affixed thereto assigning all of the Borrower's right, title and interest therein to the Collateral Agent;

                  (kk) The originals of the Mortgage, Assignment of Rents, and other documents referred to in the Collateral Assignment;

                  (ll) A Loan Recognition Agreement, among the Collateral Agent, the Borrower, the Franchisee Loan Borrower, and the parties to the Completion Guaranty and the Environmental Indemnity, substantially in the form of Exhibit PP;

                  (mm) A agreement signed by the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Collateral Assignment of Servicing Agreement is in full force and effect and applies to the Servicing Agreement as modified by the Addendum referred to in Section 4.03(bb).

                  (nn) A agreement signed by the Servicer and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Servicer Consent is in full force and effect and applies to the Servicing Agreement as modified by the Addendum referred to in Section 4.03(bb).

                  (oo) A consent by the Franchisee Loan Borrower to the assignment referred to in Section 4.02(q);

                  (pp) An endorsement to the mortgagee title insurance policy received by the Borrower in connection with the Approved Franchisee Loan naming the Collateral Agent (on behalf of the Lenders) as an additional insured;

                  (qq) Evidence of payment by the Franchisee Loan Borrower (to the Borrower, the Administrative Agent, or third parties, as applicable) of all fees, costs and expenses relating to the Approved Franchisee Loan and the Franchisee Loan Documents (including, without limitation, the fees, costs and expenses of the Administrative Agent and its counsel in reviewing the Loan Application and the Franchisee Loan Documents and the collateral assignment of the Franchisee Loan Documents and other documents to the Collateral Agent, and the fees, costs and expenses referred to in Sections 4.04, 4.05 and 4.06;

                  (rr) The Plan and Cost Review Items, as approved by the Independent Construction Loan Monitor and the Administrative Agent, and certified copies of the bonds referred to in Section 4.04(g), naming the Servicer and the Collateral Agent as additional obligees;

                  (ss) Evidence wholly satisfactory to the Administrative Agent in its sole discretion that the Minimum Up- Front Equity (the "Minimum Up-Front Equity") (as referred to in Exhibit N) has been invested by the Franchisee Loan Borrower in Development Costs relating to the applicable Wingate Inn Hotel (or alternatively, that all or a portion of the Minimum Up-Front

Equity has been deposited into the Initial Equity Escrow Account, and theretofore applied by the Servicer to Development Costs relating to the applicable Wingate Inn Hotel); and

                  (tt) Such other information or documentation as may be reasonably requested by the Administrative Agent.

In addition, each Initial Approved Franchisee Borrowing shall be conditioned upon the following:

                           (A)  Approval of the Franchisee Loan Borrower by
Required Lenders and the Independent Construction Loan Monitor (including, without limitation, the professional liability insurance coverage referred to in Section 4.04) and the Servicer by the Administrative Agent;

                           (B)      Satisfaction of the criteria set forth in
Exhibit N; and

                           (C)  Approval of all Franchisee Loan Documents by
the Administrative Agent and its counsel.

The Franchisee Loan Borrower and the Franchisee Loan Documents must satisfy the criteria set forth in this Agreement and Exhibit N. The Borrower understands and agrees that the Lenders shall have no obligation to advance funds with respect to an Approved Franchisee Loan, notwithstanding the approval of the Loan Application by the Administrative Agent and the approval of the Franchisee Loan Borrower by Required Lenders, unless and until all conditions thereto, as set forth in this Agreement and the other Loan Documents, have been satisfied.

                  SECTION 4.04. Plan and Cost Review Items; Independent Construction Loan Monitor. In addition to the items referred to in Section 4.03, the Borrower shall, as a condition to the funding of an Initial Approved Franchisee Loan Borrowing, submit to the Administrative Agent for its approval, the following (collectively, the "Plan and Cost Review Items") with respect to the development and construction of the applicable Wingate Inn Hotel, each of which must be acceptable to the Administrative Agent, in its reasonable discretion:

                    (a) The name of the proposed General Contractor and Major Subcontractors;

                    (b)  The name of the proposed Architect;

                    (c) The proposed forms of agreements with the General Contractor, the Major Subcontractors, and the Architect;

                    (d)  A proposed development and construction budget
(the "Construction Budget") setting forth all Development Costs for the Wingate Inn Hotel, which Construction Budget shall be in the form of
Exhibit VV;

                    (e) A proposed development and construction schedule (the "Construction Schedule") setting forth the schedule for the completion of the Wingate Inn Hotel, which Construction Schedule shall be in the form of a time line or bar chart depicting by trade (e.g. carpentry, excavation, HVAC, etc.) the construction time for the completion of the Wingate Inn Hotel;

                    (f) Plans and specifications, (which shall meet all of the criteria specified in the Franchise Agreement and shall have been approved by Wingate as provided in the Franchise Agreement), for the improvements to be constructed on the Property (the "Plans");

                    (g) Proposed payment and performance bonds from the General Contractor and the Major Subcontractors, substantially in the form of Exhibit TT; and

                    (h) Such other information and documentation as the Administrative Agent may request.

The Plan and Cost Review Items will be reviewed and must be approved by an independent firm experienced in the review of real estate construction loans (each, an "Independent Construction Loan Monitor") acceptable to the Administrative Agent in its sole discretion, which Independent Construction Loan Monitor must carry professional liability insurance in amounts and coverage acceptable to the Administrative Agent. It is understood that there may be different Independent Construction Loan Monitors for different Approved Franchisee Loans. An Independent Construction Loan Monitor may, with the approval of the Administrative Agent, be the applicable Servicer. The review and approval of the Plan and Cost Review Items by the Independent Construction Loan Monitor and the Administrative Agent will be at the sole cost and expense of the Borrower, it being understood that the Borrower may seek reimbursement for these costs from the applicable Franchisee Loan Borrower. In addition, the Independent Construction Loan Monitor will review and approve monthly draw requests (and make site visits in connection therewith) under the applicable Franchisee Loan Building Loan Agreement, such review and site visits to be at the sole cost and expense of the Borrower, it being understood that the Borrower may seek reimbursement for these costs from the applicable Franchisee Loan Borrower. The Borrower acknowledges that (i) each Independent Construction Loan Monitor will be retained by the Borrower to act as a consultant and only as a consultant to the Borrower in connection with the construction of a Wingate Inn Hotel, (ii) no Independent Construction Loan Monitor shall in any event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon the Administrative Agent or the

Lenders and any such purported decision, approval, consent, act or thing by an Independent Construction Loan Monitor on behalf of the Administrative Agent or the Lenders shall be void and of no force or effect, (iii) the Administrative Agent (or Required Lenders, as the case may be) reserve the right to make any and all decisions required or permitted to be made by them respectively pursuant to this Agreement or any other Loan Document and to give or refrain from giving any and all consents or approvals required or permitted to be given by them pursuant to this Agreement or any other Loan Document and to approve or or permitted not approve any matter or thing required to be approved by them pursuant to this Agreement or any other Loan Document, in each instance in its or their sole and absolute discretion, and without in any instance being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by an Independent Construction Loan Monitor to the Borrower, the Administrative Agent, or the Lenders or any other person or party with respect thereto, (iv) the Administrative Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by an Independent Construction Loan Monitor to the Borrower, the Administrative Agent, the Lenders, or any other person or party, and (v) the Administrative Agent reserves the right in its sole and absolute discretion to require the Borrower to replace an Independent Construction Loan Monitor with another construction consultant acceptable to the Administrative Agent, in its sole discretion, at any time upon notice to the Borrower, if the Independent Construction Loan Monitor is in default under its obligations.

                  SECTION 4.05. Appraisals. Each Appraisal will be commissioned and reviewed by the Administrative Agent at the sole cost and expense of the Borrower, and will be addressed to the Administrative Agent, the Lenders and the Borrower. Each Appraiser must undertake to make such modifications as may be required by the Administrative Agent to conform to FIRREA requirements.

                  SECTION 4.06. Servicer Fees. The fees and expenses of the Servicer shall be the sole cost and expense of the Borrower.

                  SECTION 4.07. Waiver of Defenses. Any and all collateral securing an Approved Franchisee Loan must include a waiver by the Franchisee Loan Borrower (and, in the case of the Completion Guaranty and the Environmental Indemnity, the parties thereto) of all defenses (other than payment) and counterclaims, but the same shall not be deemed a waiver of the Franchisee Loan Borrower's right to assert any claim against the Borrower or other third party in any separate action or proceeding..

                  SECTION 4.08. General Provisions Regarding Approved Franchisee Loans. Without limiting the above requirements of this Article IV and the Exhibits referred to herein:

                  (a) Each Approved Franchisee Loan must be recourse to the Franchisee Loan Borrower, but not to principals of the Franchisee Loan Borrower (except for those matters specifically enumerated in the form of Franchisee Loan Note annexed hereto as Exhibit CC).

                  (b)      A Franchisee Loan Borrower must be a Single
Purpose Entity.

                  (c) A Franchisee Loan Borrower may not assign the Approved Franchisee Loan, transfer or further encumber the Property, or permit a Change in Ownership as to itself.

                  (d) The governing law of all documents evidencing and securing each Approved Franchisee Loan will be governed by the internal laws of the State of New York, except for the Mortgage and the Assignment of Rents, which will be governed by the law of the state in which the Property is located.

                  (e) All prospective Franchisee Loans are subject to review and approval by the Administrative Agent for conformance with the requirements of this Article IV prior to the funding of any Borrowing, the proceeds of which are to be used (in whole or in part) to fund such Franchisee Loan.

                  SECTION 4.09. General Provisions Regarding the Servicer. The Borrower acknowledges that (i) the Servicer will be retained by the Borrower to act only in connection with the servicing of Approved Franchisee Loans, pursuant to the Servicing Agreement, (ii) the Servicer shall not in any event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon the Administrative Agent or the Lenders and any such purported decision, approval, consent, act or thing by the Servicer on behalf of the Administrative Agent or the Lenders shall be void and of no force or effect,
(iii) the Administrative Agent (or Required Lenders, as the case may be) reserve the right to make any and all decisions required or permitted to be made by them respectively pursuant to this Agreement or any other Loan Document and to give or refrain from giving any and all consents or approvals required or permitted to be given by them pursuant to this Agreement or any other Loan Documents and to approve or not approve any matter or thing required or permitted to be approved by them pursuant to this Agreement or any other Loan Document, in each instance in its or their sole and absolute discretion, and without in any instance being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by

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



the Servicer to the Borrower, the Administrative Agent, or the Lenders or any other person or party with respect thereto, (iv) the Administrative Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Servicer to the Borrower, the Administrative Agent, the Lenders, or any other person or party, and (v) the Administrative Agent reserves the right in its sole and absolute discretion to require the Borrower to replace the Servicer with another servicer approved by the Administrative Agent, if the Servicer is in default under the Servicing Agreement.

ARTICLE V.  DEFAULTED FRANCHISEE LOANS

                  SECTION 5.01. Notice by the Borrower. The Borrower shall promptly notify the Administrative Agent in writing (a) of the occurrence of any default under an Approved Franchisee Loan or any Franchisee Loan Documents whether or not the Borrower has given notice of such default to the Franchisee Loan Borrower, and (b) if any Approved Franchisee Loan has become a Defaulted Franchisee Loan.

                  SECTION 5.02. No Further Loans. Once an Approved Franchisee Loan has become a Defaulted Franchisee Loan, the Approved Franchise Loan shall no longer be an Approved Franchisee Loan. The Lenders shall have no obligation to make Advances, the proceeds of which would be used to fund an Approved Franchisee Loan upon the occurrence of and during the continuance of a default under such Approved Franchisee Loan, and no further obligations to make Advances, the proceeds of which would be used to fund an Approved Franchisee Loan once an Event of Default has occurred under such Approved Franchisee Loan nor once such Approved Franchisee Loan has become a Defaulted Franchisee Loan.

                  SECTION 5.03. Mandatory Payment of Loans. On the Franchisee Loan Default Date, the Borrower shall make the payments required by Sections 2.08(b) and (e) in respect of such Approved Franchisee Loan.

                  SECTION 5.04. Option of the Borrower. (a) Within ninety (90) days after a Franchisee Loan Default Date, the Borrower shall, by written notice to the Administrative Agent, advise the Administrative Agent that (i) it wants to control the Workout Process with respect to the Defaulted Franchisee Loan, or (ii) it wants to cede control of the Workout Process with respect to such Defaulted Franchisee Loan to the Administrative Agent.

                  (b) Notwithstanding anything to the contrary contained in
Section 5.04(a), the Borrower shall not have the right to elect the option set forth in clause (ii) thereof unless on or before the Franchisee Loan Default Date (A) the Completion of the Wingate Inn Hotel to be constructed on the Property covered by the applicable Defaulted Franchisee Loan has occurred, and (B) all licenses and permits required for the operation of the Wingate Inn Hotel, and any other licenses and permits required by the Franchise Agreement and any management agreement relating to the Wingate Inn Hotel, have been obtained and are in full force and effect. Should such conditions have not been satisfied on or before the applicable Franchisee Loan Default Date, the Borrower shall not have the right to elect the option set forth in clause (ii) of Section 5.04(a), and shall be deemed to have elected the option set forth in clause
(i) of Section 5.04(a).

                  (c) If the Borrower fails to elect the option set forth in clauses (i) or (ii) of Section 5.04(a) on or before the applicable Franchisee Loan Default Date, or if the Borrower elects the option set forth in clause
(ii) of Section 5.04(a) but fails, on the applicable Franchisee Loan Default Date, to deliver the documents required by Section 5.04(e), it shall be deemed to have elected the option set forth in clause (i) of Section 5.04(a).

                  (d) If the Borrower elects (or is deemed to have elected) the option set forth in clause (i) of Section 5.04(a), then (i) on the applicable Franchisee Loan Default Date, the Borrower shall make the payments required by Sections 2.08(b) and (e) in respect of such applicable Franchisee Loan; (ii) on the applicable Franchisee Loan Default Date, the Borrower shall cause a Confirmation of Guaranty Agreement, in the form of Exhibit R, to be delivered to the Collateral Agent by the Guarantor; (iii) on the applicable Franchisee Loan Default Date the Borrower shall deliver a confirmation signed by the Borrower and the Servicer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that the Defaulted Franchisee Loan is no longer covered by the Servicing Agreement, and that the Collateral Assignment of Servicing Agreement and Servicer Consent are each in full force and effect and apply to the Servicing Agreement as modified by its termination as to the Defaulted Franchisee Loan; (iv) within thirty (30) days following the Franchisee Loan Default Date and the receipt of the payments required by Sections 2.08(b) and (e), the Collateral Agent and the Lenders shall execute and deliver to the Borrower the documents referred to in Sections 4.03(jj) and (kk) relating to such Defaulted Franchisee Loan, together with such documents as may be reasonably necessary to release any and all right, title and interest of the Lenders and the Collateral Agent in and to such documents; and (v) upon satisfaction of the condition set forth in clauses (i) and (ii) of this Section 5.04(d), the Borrower shall have the right to control the Workout Process, and to retain any proceeds realized from the Defaulted Franchisee Loan.

                  (e) If the Borrower elects the option set forth in clause
(ii) of Section 5.04(a), then on the applicable Franchisee Loan Default Date, the Borrower shall (i) make the payments required by Sections 2.08(b) and (e) in respect of such Approved Franchisee Loan; (ii) cause a Confirmation of Guaranty Agreement, in the form of Exhibit R to be delivered to the Collateral Agent by the Guarantor (setting forth any appropriate reduction in the Guaranteed Amount); and (iii) execute and deliver to the Administrative Agent the following with respect to the Defaulted Franchisee Loan:

                           (A)  Evidence reasonably satisfactory to the
Administrative Agent and the Independent Construction Loan Monitor that the conditions set forth in clauses (A) and (B) of Section 5.04(b) have been satisfied;

                           (B)  A confirmation of the allonge annexed to the
original Franchisee Loan Note and such other documentation as the Collateral Agent may request to evidence that the Borrower has no further right, title or interest in and to the Franchisee Loan Note;

                           (C)  Assignments to the Collateral Agent of all
right, title and interest of the Borrower in and to the Mortgage and Assignment of Rents, each in recordable form;

                           (D)  An assignment to the Collateral Agent of all
right, title and interest of the Borrower in and to the Franchisee Loan Building Loan Agreement;

                           (E)  Assignments to the Collateral Agent of all
right, title and interest of the Borrower in and to the documents referred to in Sections 4.03(f), (g), (h), (j), (l), (m), (n), (o), (t), (u), (v), (w),
(x) and (bb), and any Franchisee Loan Documents relating to the Defaulted Franchisee Loan;

                           (F)  Such further assignments to the Collateral
Agent of Uniform Commercial Code Financing Statements, in proper form for filing in the applicable jurisdictions, as the Collateral Agent may reasonably request;

                           (G)  The original mortgagee title insurance policy
(and endorsements) with respect to the Defaulted Franchisee Loan, together with an endorsement naming the Collateral Agent as the sole beneficiary of such policy;

                           (H)  A satisfactory opinion of counsel licensed to
practice in the state where the Property is located, addressed to the Administrative Agent and the Collateral Agent on behalf of the Lenders, as to the due authorization, execution and delivery, valid and binding effect, and enforceability of the various documents executed and delivered by the Borrower under this Section 5.04(e);

                           (I) A confirmation signed by the Borrower and the
Servicer to the effect that the Defaulted Franchisee Loan is no longer covered by the Servicing Agreement; and

                           (J)  Such third party consents and other documents
as the Administrative Agent or the Collateral Agent may reasonably request in order to transfer to the Collateral Agent all right, title and interest of the Borrower in and to the Defaulted Franchisee Loan and the Franchisee Loan Documents.

Upon satisfaction of the conditions set forth in this Section 5.04(e), the Administrative Agent shall have the right to control the Workout Process, and to retain any proceeds realized from the Defaulted Franchisee Loan and apply the same to the repayment of the entire Loan and accrued interest thereon and other charges relating thereto as provided for in this Agreement and the other Loan Documents, all in such order of priority as the Administrative Agent may, in its sole discretion, elect, and (provided no Event of Default shall have occurred) after all such amounts and charges have been paid in full, any balance remaining shall be remitted to the Borrower.

                  SECTION 5.05 Provided no Event of Default has occurred, the Collateral Agent shall not exercise any remedies under the Franchisee Loan Documents relating to a Defaulted Franchisee Loan until the earliest to occur of (a) the exercise by the Borrower of the option set forth in clause (ii) of
Section 5.04(a), (b) the ninetieth (90th) day next following the applicable Franchisee Loan Default Date (nor thereafter, if the Borrower timely elects (or is deemed to have elected) the option set forth in clause (i) of Section 5.04(a)), or (c) the occurrence of an Event of Default.

                  SECTION 5.06 Upon the occurrence of an Event of Default, the provisions of this Article V shall be of no further force or effect.


ARTICLE VI.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders and the Administrative Agent shall otherwise consent in writing, the Borrower will:

                  SECTION 6.01.  Existence; Business and Capitalization.
(a) Do all things necessary to keep in full force and effect its valid and legal existence as a limited liability company;

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times;

                  (c) Maintain itself at all times as a Single Purpose Entity qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business or to protect the validity and enforceability of the Loan Documents;

                  (d) Do all things necessary to enable it to comply with all applicable legal, fiscal and accounting rules and regulations;

                  (e) Take all reasonable actions necessary so that it is not required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (f) Take all reasonable actions necessary so that it is not required to register the Note under the Securities Act of 1933, as amended from time to time (and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) or under any applicable state securities laws;

                  (g)  Generally pay its debts as they become due;

                  (h) Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property; and

                  (i) (i) Keep its own separate books and records, maintain its own separate bank accounts, keep its funds or other assets separate from the funds or other assets of all other persons, (ii) fund from its own assets all of its activities, expenses and liabilities, (iii) pay its own operating expenses and liabilities from its own funds, (iv) maintain adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations, (v) file its own tax returns and maintain separate financial statements, (vi) observe all limited liability company formalities,
(vii) pay the

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salaries of its own employees, if any, (viii) not guarantee or become obligated for the debts of any other person or hold out its credit as being available to satisfy the obligations of others, (ix) allocate fairly and reasonably any overhead for shared office space, (x) use separate stationery, invoices, and checks, (xi) not pledge its assets for the benefit of any other person and (xii) at all times identify itself, in all dealings with the public, under its own name and as a separate and distinct entity and not identify itself as being a division or a part of any other person.

                  SECTION 6.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  SECTION 6.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                  SECTION 6.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender with respect to both the Borrower and Wingate:

                  (a) within 90 days after the end of each fiscal year, consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and Wingate as of the close of such fiscal year and the results of its operations during such year, all audited by a "Big Six" or other nationally recognized accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the

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effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower or Wingate, as the case may be, in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and Wingate as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and Wingate on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower, Wingate and the other Loan Parties with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of any Loan Document, as the Administrative Agent at the request of any Lender may reasonably request; and

                  (f) within 30 days after the commencement of each fiscal year, operating projections of the Borrower or Wingate for such fiscal year; and

                  (g) promptly upon receipt, copies of all financial reports and operating reports received from each Franchisee Loan Borrower, including, without limitation, those referred to in Paragraph 21(e) of the Building Loan Agreement.


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                  SECTION 6.05. Default, Litigation and Other Notices. Furnish
to the Administrative Agent and the Lenders prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse
Effect.

                  SECTION 6.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to the requirements of Section 10.16, the Borrower will permit any representatives designated by the Administrative Agent and any Lender to visit and inspect the financial records and the properties of the Borrower at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent and any Lender to discuss the affairs, finances and condition of the Borrower with the officers thereof and independent accountants therefor.

                  SECTION 6.07. Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in the preamble to this Agreement and Section 2.01(b).

                  SECTION 6.08. Compliance with Environmental Laws. Use commercially reasonable efforts to cause each Franchisee Loan Borrower to comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Property, and obtain and renew all material Environmental Permits necessary for its operations and Property.

                  SECTION 6.09. Preparation of Environmental Reports. If a Franchisee Loan Borrower shall default in its performance of the obligations set forth in Section 6.08, at the written request of the Administrative Agent, provide to the Lenders within forty-five (45) days after such request, at the expense of the Borrower or the Franchisee Loan Borrower, an environmental site assessment report for the applicable Property and Wingate Inn Hotel which are the subject of such default prepared by an environmental

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



consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance with Environmental Laws in connection with such Property and Wingate Inn Hotel.

                  SECTION 6.10.  Approved Franchisee Loans.

                  (a) Comply with and enforce all terms, conditions, covenants and provisions of the Approved Franchisee Loans and the Franchisee Loan Documents;

                  (b) Forward to the Administrative Agent copies of all financial statements received from each Franchisee Loan Borrower and Completion Guarantor as and when received by the Borrower;

                  (c) (i) Provide the Administrative Agent upon the Completion of each Wingate Inn Hotel financed by an Approved Franchisee Loan with the documentation described under clauses (b), (c), (d) and (e) under the definition of "Completion" in Section 1.01, and (ii) advise the Administrative Agent of the opening of each Wingate Inn Hotel financed by an Approved Franchisee Loan to the general public promptly upon the occurrence of such event; and

                  (d) Notify the Administrative Agent of any principal payment or intended principal payment of an Approved Franchisee
Loan.

                  SECTION 6.11. Further Assurances. Execute and, if applicable, file or record any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.


ARTICLE VII.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders and the Administrative Agent (as to Sections 7.01 through 7.14, and 7.17) or the Administrative Agent alone

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(as to Sections 7.15 through 7.16) shall otherwise consent in writing, the
Borrower will not:

                  SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a)  Indebtedness created under this Agreement; and

                  (b) Unsecured, fully subordinated loans from HFS (not to exceed, in the aggregate, the difference between (A) the Guaranteed Amount from time to time in effect, and (B) the capital invested in the Borrower by HFS pursuant to Section 7.07), the entire proceeds of which are used by the Borrower to make the payments of principal described in Sections 2.08(c) or
(d), and which loans (i) shall mature no earlier than one (1) year after the Maturity Date, (ii) shall provide for no payments of principal or interest prior to a date which shall be one (1) year after the Maturity Date, (iii) shall provide for a rate of interest not to exceed the Base Rate plus 1/2 of 1%, (iv) shall not be guaranteed, and (v) shall otherwise be on terms reasonably acceptable to the Administrative Agent.

                  SECTION 7.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person), now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except for any Lien created under the Loan Documents.

                  SECTION 7.03. Investments. Make any Investments, other than temporary short-term investments of cash in Permitted Investments, or engage in any business or undertake any activity other than in connection with the Loan and Approved Franchisee Loans.

                  SECTION 7.04. Mergers, Consolidations, Sales of Assets and Acquisitions. Dissolve, liquidate, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, other than in connection with the foreclosure by the Borrower of a Defaulted Franchisee Loan subject to and in accordance with the provisions of Article V, or amend, supplement or otherwise modify its governing instruments or permit its members to modify their governing instruments in any way that would cause a breach of the covenants of the Borrower contained in this Agreement.

                  SECTION 7.05. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise) whether in

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cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

                  SECTION 7.06. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates.

                  SECTION 7.07. Issuances of Capital Stock. Issue any capital stock or other equity interests, except that the Borrower may issue shares of its capital stock (or other equity interests) to HFS or Wingate in exchange for capital contributions of HFS or Wingate to the Borrower (which capital contributions shall not exceed, in the aggregate, the difference between (A) the Guaranteed Amount from time to time in effect, and (B) loans made to the Borrower by HFS pursuant to Section 7.01(b)) from HFS, and the entire proceeds of which capital contributions are used by the Borrower to make the payments of principal described in Sections 2.08(c) or (d)), which shares (i) shall have no mandatory or optional redemptions or required offers to purchase by the Borrower (or any of its Affiliates) whether through the lapse of time, the occurrence of contingencies, or otherwise, until after payment in full of the Loan and all accrued interest and other charges thereon, and (ii) shall provide for no payment of dividends prior to one (1) year after the Maturity Date, and which investment shall otherwise be on terms reasonably acceptable to the Administrative Agent.

                  SECTION 7.08.  Creation of Subsidiaries.  Create any
subsidiaries.

                  SECTION 7.09. Employee Benefits. (a) Maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of the Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan, or (b) permit the assets of the Borrower to become "plan assets", whether by operation of law or under regulations promulgated under ERISA.

                  SECTION 7.10. Amendment of Approved Franchisee Loans and Borrower Organizational Documents. Modify, amend or terminate any Approved Franchisee Loan, the Franchisee Loan Documents, or any other documentation evidencing or securing the same, or release any collateral relating thereto, or modify, amend, supplement or terminate or agree to modify, amend, supplement or terminate the Limited Liability Company Agreement of the Borrower, the Certificate of Formation of the Borrower, or any other origination document of the Borrower.


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



                  SECTION 7.11. Waiver of Terms, Conditions and Covenants of Approved Franchisee Loans. Waive any of the terms, conditions or covenants contained in any Approved Franchisee Loan, or any of the documentation evidencing or securing the same.

                  SECTION 7.12. Waiver of Defaults Under Approved Franchisee Loans. Waive any default, or extend the time for payment or performance, under any Approved Franchisee Loan, or any of the Franchisee Loan Documentation or other documentation evidencing or securing the same.

                  SECTION 7.13. Assignment of Approved Franchisee Loans. Assign all or any part of its interest in, or grant any participation in, any Approved Franchisee Loan.

                  SECTION 7.14. Modification of Underlying Documents and Support Agreement. Consent to the modification of (a) any documents assigned (collaterally or otherwise) to the Borrower as security for an Approved Franchisee Loan, including, without limitation, the Franchise Agreement, any management agreement relating to a Wingate Inn Hotel, leases, equipment leases, service contracts, and licenses and permits (collectively, the "Underlying Documents"), and (b) the Support Agreements.

                  SECTION 7.15. Cost Review Items. Consent to the modification of the Cost Review Items, as approved by the Independent Construction Loan Monitor.

                  SECTION 7.16. Equipment Leases. Permit a Franchisee Loan Borrower to enter into any equipment leases for personal property to be used at or in connection with the operation of the applicable Wingate Inn Hotel, except as otherwise provided in Section 4.03(f).

                  SECTION 7.17. Servicing Agreement. Modify, amend or terminate the Servicing Agreement, waive any provisions of the Servicing Agreement, grant any consent provided for under the Servicing Agreement, or appoint any successor Servicer or enter into a Servicing Agreement with any successor Servicer.


ARTICLE VIII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or

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



misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on the Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable;

                  (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 6.01, 6.05 or 6.07 or in Article
VII;

                  (e) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of fifteen (15) days after notice thereof from the Administrative Agent to the Borrower;

                  (f) the Borrower shall incur any Indebtedness other than as specifically permitted under Section 7.01.

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any other Loan Party, or of a substantial part of the property or assets of the Borrower or other Loan Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or other Loan Party or for a substantial part of the property or assets of the Borrower or other Loan Party or (iii) the winding-up or liquidation of the Borrower or other Loan Party; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator,

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



conservator or similar official for the Borrower or other Loan Party or for a substantial part of the property or assets of the Borrower or other Loan Party, other than the appointment of a receiver in respect of the workout process for a Defaulted Franchisee Loan if the Borrower has properly exercised the option set forth in Section 5.04(a)(i), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in the aggregate amount of $25,000 or more shall be rendered against the Borrower and the same shall be final and non-appealable or shall not be vacated, stayed, bonded or discharged within thirty (30) days after the same becomes final and non-appealable;

                  (j)      an ERISA Event shall have occurred;

                  (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority security interest in the securities, assets or properties covered thereby;

                  (l) there shall have occurred a Change in Ownership as to the Borrower or GFS;

                  (m) Specified Franchisee Loan Defaults shall have occurred under Approved Franchisee Loans having, at any given time, an outstanding principal balance in excess of 30% of the then outstanding principal balance of the Loans (excluding, for purposes of this calculation, the outstanding principal balance of any Defaulted Franchisee Loan if (i) the option set forth in clause (i) Section 5.04(a) has been elected (or deemed to have been elected) by the Borrower as to such Defaulted Franchisee Loan, and (ii) the conditions set forth in clause (i) of Section 5.04(d) has been satisfied as to said Defaulted Franchisee Loan));

                  (n) the Borrower shall have failed to satisfy the conditions set forth in Section 5.04(d) or (e), as applicable, on or before the applicable Franchisee Loan Default Date;

                  (o) HFS shall be in default, beyond any applicable cure period, under the Guarantee Agreement or any of the Support
Agreements;

                  (p) HFS shall be in default, beyond any applicable cure period, under the HFS Credit Agreement, provided that in the event Chemical Bank or its successor(s) is no longer party to a bank credit agreement with HFS, or if a bank credit agreement is

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no longer utilized by HFS, the reference in this clause (p) to a default by
HFS under the HFS Credit Agreement shall be deemed to mean acts or omissions by HFS that would constitute a default by HFS under provisions contained in the last HFS Credit Agreement to which Chemical Bank (or its successor(s)) was a party.

                  (q) Wingate shall be in default, beyond any applicable cure period, under the Wingate Partnership Agreement or any of the Support Agreements;

                  (r) A Disabling Event (as such term is defined in the Wingate Partnership Agreement) shall have occurred;

                  (s)      the Borrower shall no longer be a Single Purpose
Entity;

                  (t) any Support Agreement or the Wingate Partnership Agreement shall be modified, amended, supplemented or terminated without the prior written consent of the Administrative Agent; or

                  (u) The Borrower's existence is terminated, pursuant to Section 7.1 of the Limited Liability Company Agreement of the
Borrower or otherwise;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above) and at any time thereafter during the continuance of such event, subject to Section 9.01B, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loan to be forthwith due and payable in whole or in part, whereupon the principal of the Loan, together with accrued interest thereon and any unpaid accrued Fees and all other amounts accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loan then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Without limiting the generality of the foregoing, following an Event of Default, all interest payable by a Franchisee Loan

Borrower under an Approved Franchisee Loan shall be paid directly to the Administrative Agent and shall be applied by the Administrative Agent to principal, interest, default interest, late charges, attorneys' fees, collection charges, and all other amounts and charges payable under this Agreement, the other Loan Documents, and the Loan in such order as the Administrative Agent shall, in its sole discretion, elect, and after all such amounts and charges have been paid in full, any balance remaining shall be remitted to the Borrower.

No act or failure to act by the Servicer, whether or not in breach of the Servicing Agreement, shall affect the obligations of the Borrower under this Agreement or any of the other Loan Documents.


ARTICLE IX.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  SECTION 9.01. Appointment and Authority. A. In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Article IX, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all Fees and other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all Borrowing Requests (but not the supporting documentation attached thereto or the corresponding Requests for Advances from Franchisee Loan Borrowers) promptly after a Borrowing. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to all collateral for the Loan and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. All collateral for the Loan shall be held in the name of The Chase Manhattan Bank, as Collateral Agent, on behalf of the Lenders, and all actions and determinations with respect thereto shall be taken by The Chase Manhattan Bank, as the Collateral Agent.

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         B. Upon the occurrence of an Event of Default, the Agents shall consult with the Lenders to determine a course of action which is acceptable to Required Lenders. Subject to Section 10.08(b) hereof, the Agents shall pursue any such course of action approved by the Required Lenders in respect of any default or Event of Default, including, without limitation, acceleration of the indebtedness, and commencement of any suit to foreclose any security for the Loan and acquire title to the collateral for the Loan (or any collateral securing such collateral) in connection with such foreclosure. In the event that the Required Lenders cannot decide which remedies, if any, are to be pursued, then, subject to Section 10.08(b), the Agents may take such action as they deem advisable and in the best interests of the Lenders. Notwithstanding anything to the contrary contained herein, without the prior approval of all of the Lenders, none of the Agents or the Lenders shall become the owner or holder of any Franchisee Loan Documents or take any other action as a result of which any Lender would have any obligation, under Section 1 of the related Mortgage Loan Recognition Agreement or otherwise, to make any advance of any Franchisee Loan to any Franchisee Loan Borrower or to make any advance to any person other than the Borrower pursuant to the terms and conditions of this Agreement.

                  SECTION 9.02. Limitation on Liability. Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document

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or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  SECTION 9.03. Discretionary Actions. Each Lender hereby acknowledges that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. Notwithstanding anything to the contrary in Section 9.02 or any other provision of any other Loan document, each of the Agents shall exercise its respective powers, discretion and authorities and perform its obligations under this Agreement and the other Loan Documents with the same degree of care that it would employ in regard to a similar facility in which it is the only lender.

                  SECTION 9.04. Resignation; Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article IX and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 9.05. Rights of Agents. With respect to the Advances made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or Affiliate thereof as if it were not an Agent.

                  SECTION 9.06. Expenses; Indemnity. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses

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incurred for the benefit of the Lenders by the Agents, including counsel fees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                  SECTION 9.07. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE X.  MISCELLANEOUS

                  SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:

                  (a) if to the Borrower, to it at Six Sylvan Way, Parsippany, New Jersey 07054, Attention: Executive Vice President - General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: James Douglas, Esq.

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017 Attention: Denise Williams, Portfolio Management Officer, with a

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copy to The Chase Manhattan Bank, at 380 Madison Avenue, New York, New York
10017, Attention: William Viets, Real Estate Counsel, and a copy to Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attention: Stephen R. Senie, Esq.

                  (c) if to a Lender, to it at its address set forth in Exhibit A or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto, with copies to such additional parties as are set forth therein.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of Advances of the Loan, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.11, 2.12, 2.16 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

                  SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and

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assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of the assigning Lender (x) the Administrative Agent must give its prior written consent (which consent shall not be unreasonably withheld) and (y), the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,000.00 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.16 and 10.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of the Loan owed to such Lender, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in

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connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to
Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for the purpose of this
Section 10.04(d) as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Administrative Agent, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), and the processing and recordation fee referred to in Section 10.04(b) above and, if required, the written consent of

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the Administrative Agent to such assignment, the Administrative Agent shall
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.04(e).

                  (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the outstanding balance of the portion of the Loan owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.12 and 2.16 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the Loan or increasing or extending the Commitments or (z) releasing any collateral for the Loan or any Guarantor).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to

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facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the portion of the Loan made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

                  SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications, waivers or restructuring of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), or incurred by the Administrative Agent or the Collateral Agent in connection with the transactions described in this Agreement, including, without limitation, all Borrowings, the review and approval of Franchisee Loans (including, without limitation, the review of Plan and Cost Review Items, Phase I Environmental Site Assessments, additional assessments or surveys and Appraisals by the Administrative Agent) and the collateral assignment of Approved Franchisee Loans to the Collateral Agent, and the transactions described in Section 5.04, or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loan made hereunder, including, without limitation, the fees, charges and disbursements of Rosenman & Colin LLP, counsel for the Administrative Agent and the Collateral Agent, and any in-house counsel, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender, and the fees, charges and disbursements of each Appraiser, Independent Construction Loan Monitor and other third parties providing services under this Agreement, the other Loan Documents, or any Franchisee Loan Documents.

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of, or any ongoing

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matters arising out of, this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any and all lawful action that may be taken by the Indemnitees in connection with the enforcement of the provisions of this Agreement or any other Loan Document, whether or not suit is filed in connection with the same, or in connection with the Borrower, the Guarantor, any partner, joint venturer or shareholder thereof becoming a subject of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (v) any liability to brokers, finders or similar persons and/or under any applicable securities or blue sky laws, or (vi) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Franchisee Loan Borrowers, or any Environmental Claim related in any way to the Borrower or any Franchisee Loan Borrower; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. All sums expended by the Indemnitees on account of any of the foregoing shall be reimbursable on demand, and until reimbursed by the Borrower pursuant hereto, shall be deemed additional principal evidenced by the Note and shall bear interest at the Default Rate. The obligations of the Borrower under this Section 10.05(b) shall be secured by the Collateral.

                  (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor together with interest, at the Default Rate, from the date of demand to the date of payment, both dates inclusive.

                  SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the

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Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OF THE OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof nor any of the other Loan Documents may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on the Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.13 or 10.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of any collateral for the Loan, without the prior written consent of each Lender; provided further that no such agreement shall amend,

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modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent. Additionally, subsequent to the acquisition of one or more Franchisee Loans, without the prior approval of Required Lenders, the respective obligations of the Franchisee Loan Borrowers and any other person under any Franchisee Loan Document may not be waived, amended or modified and collateral securing a Franchisee Loan may not be released except as otherwise provided in the Franchisee Loan Documents.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders with respect to the Loan in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and

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enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic or other substantive effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts) each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Jurisdiction; Consent to Service of Process.
(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.

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Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.16. Confidentiality. The Administrative Agent, the Collateral Agent and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.16 or
(ii) becomes available to the Administrative Agent, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any member of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

                  SECTION 10.17. Full Recourse Obligation of the Borrower. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower (but not the members of the Borrower, or their respective officers, directors, shareholders, employees, agents or affiliates or partners) shall be personally liable to pay and perform all obligations of the Borrower under the terms of this Agreement and any other Loan

Document. Without limiting the foregoing, the personal liability of the Borrower shall extend to any of its assets and to any amounts or claims or any deficiency judgments based thereon or with respect thereto, and the Lenders (or the Administrative Agent or Collateral Agent, on their behalf) shall not be required to look first to any collateral security for the Loan before making a claim against the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        WINGATE FINANCIAL, LLC

                                        By:  General Franchise
                                        Systems, Inc., Managing
                                        Member


                                        By:  /s/ Joel R. Buckberg
                                                 -----------------------------
                                                 Name: Joel R. Buckberg
                                                 Title: Senior Vice President
                                                            - Legal

                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and Collateral
                                        Agent,


                                        By: /s/ David A. Juge
                                                 -----------------------------
                                                 Name: David A. Juge
                                                 Title: Vice President


                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, as collateral
                                        agent


                                        By: /s/ Mark A. Lanspa
                                                -----------------------------
                                                Name: Mark A. Lanspa
                                                 Title: Vice President


                                        By: /s/ Salvatore Bottinelli
                                                -----------------------------
                                                Name: Salvatore Bottinelli
                                                 Title: Vice President


                                        THE BANK OF NOVA SCOTIA, as
                                        documentation agent


                                        By: /s/ Brian Allen
                                                -----------------------------
                                                Name: Brian Allen
                                                 Title: Senior Relationship
                                                            Manager

                                        BANKERS TRUST COMPANY, as
                                                 syndication agent


                                        By: /s/ Anthony LoGrippo
                                                -----------------------------
                                                Name: Anthony LoGrippo
                                                 Title: Vice President


                                        THE CHASE MANHATTAN BANK, as
                                                 Lender



                                        By: /s/ David A. Juge
                                                -----------------------------
                                                Name: David A. Juge
                                                 Title: Vice President

                                        THE BANK OF NOVA SCOTIA, as
                                        Lender

                                        By: /s/ Brian Allen
                                                -----------------------------
                                                 Name: Brian Allen
                                                 Title: Senior Relationship
                                                            Manager


                                        BANKERS TRUST COMPANY, as
                                        Lender


                                        By: /s/ Anthony LoGrippo
                                                -----------------------------
                                                 Name: Anthony LoGrippo
                                                 Title: Vice President


                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, as Lender


                                        By: /s/ Mark H. Lanspa
                                                -----------------------------
                                                Name: Mark H. Lanspa
                                                 Title: Vice President


                                        By: /s/ Salvatore Bottinelli
                                                -----------------------------
                                                 Name: Salvatore Bottinelli
                                                 Title: Vice President

                                   EXHIBITS


A - Lenders; Lender's Addresses; Attorneys Addresses; Maximum
Commitments

B - Note

C - Guarantee Agreement

D - Indemnity, Subrogation and Subordination Agreement

E - Pledge Agreement

F - Support Agreements

G - Wingate Inn Franchise Agreement (form)

H - [Intentionally omitted]

I - Agreement re: Support Agreements

J - Wingate Partnership Agreement

K - Administrative Questionnaire

L - Assignment and Acceptance

M - Borrowing Request

N - Criteria for Approved Franchisee Loans

O - Specified Franchisee Loan Defaults

P - Litigation

Q - [Intentionally omitted]

R - Confirmation of Guaranty Agreement (form)

S - Permitted Investments

T - Letter from the Borrower, Wingate and HFS (re: sharing of information)

U - Organizational Structure of the Borrower

V - Financial Statements of Borrower

W - Servicing Agreement

X - Assignment of Servicing Agreement

Y - Consent to Assignment of Servicing Agreement

Z - Collateral Account Agreement

AA - Franchisee Loan Application (form)

BB - Franchisee Building Loan Agreement (form)

CC - Franchisee Loan Note (form)

DD - Mortgage (form)

EE - Assignment of Rents (form)

FF- Assignment of Equipment Leases (form)

GG - Assignment of Service Contracts (form)

HH - Assignment of Documents

II - Security Agreement (form)

JJ - Completion Guaranty (form)

KK - Environmental Indemnity (form)

LL - Subordination, Estoppel, Assignment and Consent (Management
Agreement) (form)

MM - Subordination, Estoppel, Assignment and Consent (Franchise
Agreement) (form)

NN - Architect's Letter

OO - General Contractor's Letter

PP - Loan Recognition Agreement

QQ - Collateral Assignment of Loan Documents

RR - [Intentionally omitted]

SS - [Intentionally omitted]

TT - Payment and Performance Bonds

UU - [Intentionally omitted]

VV - Construction Budget

                                       2